$1,320,196,000 (Approximate)

GE-WMC ASSET-BACKED PASS-THROUGH CERTIFICATES,

SERIES 2005-2

GE-WMC MORTGAGE SECURITIES, L.L.C.

Depositor

LITTON LOAN SERVICING LP

Servicer

December 7, 2005

Disclaimer

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling CSFB at 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the mortgage-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time.

GE-WMC Asset-Backed Pass-Through Certificates, Series 2005-2

$1,320,196,000 (Approximate)

Subject to Revision

Class(1)	Approximate Size(2)	Interest Type	Principal Type	Collateral Group	Expected WAL (yrs)(3) Call/Mat	Expected Principal Window (mos)(3) Call/Mat	Final Scheduled Distribution Date	Expected Ratings (Moody’s/S&P/Fitch)
Offered Certificates
A-1	319,314,000	FLT	PT	I	1.93 / 2.11	1 - 72 / 1 - 173	January 2036	Aaa/AAA/AAA
A-2a	374,812,000	FLT	SEQ	II	1.00 / 1.00	1 - 21 / 1 - 21	January 2036	Aaa/AAA/AAA
A-2b	176,477,000	FLT	SEQ	II	2.00 / 2.00	21 - 27 / 21 - 27	January 2036	Aaa/AAA/AAA
A-2c	150,034,000	FLT	SEQ	II	3.00 / 3.00	27 - 72 / 27 - 75	January 2036	Aaa/AAA/AAA
A-2d	46,273,000	FLT	SEQ	II	6.02 / 8.84	72 - 72 / 75 - 174	January 2036	Aaa/AAA/AAA
M-1	55,185,000	FLT	MEZ	I & II	5.17 / 5.67	54 - 72 / 54 - 149	January 2036	Aa1/AA+/AA+
M-2	51,647,000	FLT	MEZ	I & II	4.76 / 5.24	48 - 72 / 48 - 143	January 2036	Aa2/AA/AA+
M-3	31,838,000	FLT	MEZ	I & II	4.57 / 5.03	46 - 72 / 46 - 136	January 2036	Aa3/AA/AA
M-4	27,593,000	FLT	MEZ	I & II	4.47 / 4.92	44 - 72 / 44 - 131	January 2036	A1/AA/AA-
M-5	24,762,000	FLT	MEZ	I & II	4.40 / 4.84	42 - 72 / 42 - 127	January 2036	A2/A+/A+
M-6	23,348,000	FLT	MEZ	I & II	4.35 / 4.76	41 - 72 / 41 - 122	January 2036	A3/A+/A
B-1	20,518,000	FLT	SUB	I & II	4.31 / 4.70	40 - 72 / 40 - 116	January 2036	Baa1/A/A-
B-2	18,395,000	FLT	SUB	I & II	4.28 / 4.64	40 - 72 / 40 - 111	January 2036	Baa2/A-/BBB+
Non-Offered Certificates
B-3	17,688,000	FLT	SUB	I & II	4.25 / 4.57	39 - 72 / 39 - 105	January 2036	Baa3/BBB+/BBB
B-4	16,273,000	FLT	SUB	I & II	4.23 / 4.50	38 - 72 / 38 - 98	January 2036	Ba1/BBB/BBB-
B-5	14,858,000	FLT	SUB	I & II	4.21 / 4.39	38 - 72 / 38 - 90	January 2036	Ba2/BBB-/BB+
Total	1,369,015,000

(1)

The applicable margin on the Class A Certificates will increase to 2x their original margin and the applicable margin on the Class M and Class B Certificates will increase to 1.5x their original margin on the first Distribution Date after the first possible Optional Termination Date. Each class is subject to an applicable net WAC cap.

(2)	The size is subject to a permitted variance in the aggregate of plus or minus 5%.
(3)	The Certificates will be priced to the first possible Optional Termination Date and the applicable prepayment pricing assumption for the Mortgage Loans.

Depositor:	GE-WMC Mortgage Securities, L.L.C.
Originator:	WMC Mortgage Corp.
Servicer:	Litton Loan Servicing LP.
Swap Counterparty:	[TBD]
Trustee and Supplemental Interest Trustee:	The Bank of New York.
Co-Lead Managers:	Credit Suisse First Boston (structuring lead), Morgan Stanley (joint lead)
Co-Managers:	Goldman, Sachs & Co., Lehman Brothers and Merrill Lynch
Rating Agencies:	Standard & Poor’s Ratings Services, Moody’s Investors Service, Inc. and Fitch, Inc.
Offered Certificates:	The Class A-1, A-2a, A-2b, A-2c, A-2d, M-1, M-2, M-3, M-4, M-5, M-6, B-1 and B-2 Certificates.
Class A Certificates:	The Class A-1, A-2a, A-2b, A-2c and A-2d Certificates.
Group I Certificates:	The Class A-1 Certificates.
Group II Certificates:	The Class A-2a, Class A-2b, Class A-2c, and Class A-2d Certificates.
Class A Certificate Group:	The Group I Certificate and Group II Certificates, as applicable.
Subordinate Certificates:	The Class M-1, M-2, M-3, M-4, M-5, M-6, B-1, B-2, B-3, B-4, and B-5 Certificates.
Non-Offered Class B Certificates:	The Class B-3, B-4 and B-5 Certificates.
Non-Offered Certificates:	The Class B-3, B-4, B-5, P, C, R and R-X Certificates.
Certificates:	The Offered Certificates and the Non-Offered Certificates.
Trust Tax Status:	The trust will be established as one or more REMICs for federal income tax purposes.
ERISA Eligibility:	The Certificates are expected to be ERISA eligible, except that before the termination of the swap, the Certificates may be subject to certain investor-based qualifications.
SMMEA Eligibility:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
Expected Closing Date:	December 19, 2005 through DTC and Euroclear or Clearstream. The Offered Certificates will be sold without accrued interest.

Cut-Off Date:	December 1, 2005.
Distribution Dates:	The 25th of each month, or if such day is not a business day, on the next business day, beginning January 25, 2006.
Final Scheduled Distribution Date:	For all Offered Certificates and Non-Offered Class B Certificates, the Distribution Date occurring in January 2036.
Minimum Denomination:	The Offered Certificates and Non-Offered Class B Certificates will be issued and available in denominations of $100,000 initial principal balance and integral multiples of $1 in excess of $100,000.
Due Period:

With respect to any Distribution Date, the period from and including the second day of the month immediately preceding the month in which that Distribution Date occurs to and including the first day of the month in which that Distribution Date occurs.

Prepayment Period:

With respect to any Distribution Date, the period from and including the Determination Date in the calendar month preceding the calendar month in which such Distribution Date occurs (or, in the case of the first Distribution Date, from and including December 1, 2005) to and including the day before the Determination Date in the calendar month in which such Distribution Date occurs.

Determination Date:	With respect to any Distribution Date, the fifteenth day of the month in which the Distribution Date occurs or, if the fifteenth day is not a business day, on the immediately preceding business day.
Interest Accrual Period:

With respect to any Distribution Date and a class of Class A, Class M or Class B Certificates, will be the period from and including the Distribution Date of the month immediately preceding the month in which such Distribution Date occurs (or, in the case of the first period, from and including the closing date) to and including the day preceding such Distribution Date. All distributions of interest on the Class A, Class M or Class B Certificates will be based on a 360-day year and the actual number of days in the applicable Interest Accrual Period.

Mortgage Loans:	The mortgage loans included in the trust will be adjustable and fixed rate non-prime residential, first-lien and second-lien mortgage loans.
Group I Mortgage Loans:

Approximately $440,145,212 of Mortgage Loans from the statistical pool with original principal balances that conform to the original principal balance limits for one- to four-family residential mortgage loan guidelines for purchase by Fannie Mae and Freddie Mac. On the Closing Date, the Group I Mortgage Loans in the final pool will total approximately $423 million.

Group II Mortgage Loans:

Approximately $1,030,494,290 of Mortgage Loans from the statistical pool with original principal balances that may or may not conform to the original principal balance limits for one- to four-family residential mortgage loan guidelines for purchase by Fannie Mae and Freddie Mac. On the Closing Date, the Group II Mortgage Loans in the final pool will total approximately $992 million.

Pricing Prepayment Speed:

[_] Fixed Rate Mortgage Loans: CPR starting at approximately 4% CPR in month 1 and increasing to 23% CPR in month 16 (19%/15 increase for each month), and remaining at 23% CPR thereafter.

[_] ARM Mortgage Loans: 8% CPR for the first month and an additional 2% each month until reaching 30% CPR in month 12 and remaining constant through month 22, remaining constant at 60% CPR for months 23 through 28 and then remaining constant at 35% CPR for month 29 and thereafter. The CPR will be capped at a maximum of 95% for the ARM Mortgage Loans.

Credit Enhancement:

[_] The Offered Certificates and Non-Offered Class B Certificates will be credit enhanced by:

[_] Net Swap Payments (if any) received from the Swap Counterparty;

[_] Net Monthly Excess Cashflow from the Mortgage Loans;

[_] Approximately 3.25% overcollateralization (funded upfront) (the Class C Certificate will represent the overcollateralization amount available at any time). On and after the Stepdown Date, so long as a Trigger Event is not in effect, the required overcollateralization will equal 6.50% of the aggregate principal balance of the Mortgage Loans as of the last day of the applicable Due Period, subject to a 0.50% floor, based on the aggregate principal balance of the Mortgage Loans as of the cut-off date; and

[_] Subordination of distributions on the more subordinate classes of Certificates (if applicable) to the required distributions on the more senior classes of Certificates.

Credit Enhancement Percentage:

With respect to any Distribution Date and each class of Certificates, the percentage obtained by dividing (x) the sum of the aggregate certificate principal balance of each class of Subordinate Certificates with a lower payment priority, the Class P Certificate and the Class C Certificate (after taking into account all distributions of principal payable on such Distribution Date) by (y) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced and unscheduled collections of principal received during the related Prepayment Period).

Stepdown Date:

The later to occur of: (x) the earlier of: (a) the Distribution Date occurring in January 2009; and (b) the Distribution Date following the Distribution Date on which the aggregate balance of the Class A Certificates is reduced to zero; and (y) the first Distribution Date on which the Credit Enhancement Percentage for the Class A Certificates (calculated for this purpose only without taking into account payments of principal on the Certificates on such Distribution Date and using the overcollateralization amount as of the prior Distribution Date) is greater than or equal to approximately 49.20%.

Trigger Event:	Either a Delinquency Trigger Event or a Cumulative Loss Trigger Event.

Delinquency Trigger Event:

[_] A Delinquency Trigger Event is in effect on any Distribution Date if on that Distribution Date the percentage obtained by dividing (x) the rolling three month average of the stated principal balance of Mortgage Loans delinquent 60 days or more (including Mortgage Loans in foreclosure, Mortgage Loans with respect to which the related mortgaged properties have been acquired by the trust and Mortgage Loans discharged due to bankruptcy) by (y) the aggregate stated principal balance of the Mortgage Loans as of the last day of the previous calendar month, exceeds the percentage set forth below of the Credit Enhancement Percentage for the Class A Certificates for the prior Distribution Date, if a class of Class A Certificates is outstanding, or the Credit Enhancement Percentage of the Class M-1 Certificates for the prior Distribution Date, if no class of Class A Certificates is then outstanding:

[_] If any Class A Certificate remains outstanding 32.50%

[_] On and after the Class A Certificates pay off 38.65%

Cumulative Loss Trigger Event:

A Cumulative Loss Trigger Event is in effect on any Distribution Date on which the aggregate amount of realized losses incurred since the cut-off date through the last day of the related due period (reduced by the aggregate amount of subsequent recoveries received since the cut-off date through the last day of the related due period) divided by the sum of the aggregate principal balance of the Mortgage Loans as of the cut-off date exceeds the applicable cumulative loss percentage described below:

DISTRIBUTION DATE	APPLICABLE PERCENTAGE

Months 25 - 36	1.45% for the first month, plus an additional 1/12th of 1.85% for each month thereafter
Months 37 - 48	3.30% for the first month, plus an additional 1/12th of 1.85% for each month thereafter
Months 49 - 60	5.15% for the first month, plus an additional 1/12th of 1.50% for each month thereafter
Months 61 - 72	6.65% for the first month, plus an additional 1/12th of 0.75% for each month thereafter
Months 73 and thereafter	7.40%

Initial Subordination	Class	Rating (M/S/F)	Subordination
Percentage:	A	Aaa/AAA/AAA	24.60%
	M-1	Aa1/AA+/AA+	20.70%
	M-2	Aa2/AA/AA+	17.05%
	M-3	Aa3/AA/AA	14.80%
	M-4	A1/AA/AA-	12.85%
	M-5	A2/A+/A+	11.10%
	M-6	A3/A+/A	9.45%
	B-1	Baa1/A/A-	8.00%
	B-2	Baa2/A-/BBB+	6.70%
	B-3	Baa3/BBB+/BBB	5.45%
	B-4	Ba1/BBB/BBB-	4.30%
	B-5	Ba2/BBB-/BB+	3.25%

Optional Termination:

At its option, the Servicer may purchase all of the Mortgage Loans (and properties acquired on behalf of the Trust) when the Mortgage Loans remaining in the Trust, as of the last day of the related Due Period, have been reduced to less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Step-up Coupons:

For all Offered Certificates and Non-Offered Class B Certificates, the coupon will increase after the optional termination date, should the call not be exercised. The applicable fixed margin will increase by 2x on the Class A Certificates and by 1.5x on all the Class M and Class B Certificates after the first Distribution Date on which the Optional Termination is exercisable.

Pass-Through Rate:

For each class of Class A, Class M and Class B Certificates will equal the least of (a) One-Month LIBOR plus the related certificate margin, (b) the Maximum Cap Rate for such class and such Distribution Date and (c) the Net WAC Pass-Through Rate for such class and such Distribution Date. With respect to the Class A, Class M and Class B Certificates, interest in respect of any Distribution Date will accrue during the related Interest Accrual Period on the basis of a 360-day year and the actual number of days elapsed.

Net WAC Pass-Through Rate:

With respect to any Distribution Date and

(a) each class of Group I Certificates, will mean the rate per annum equal to the weighted average (weighted based on their scheduled principal balances as of the first day of the calendar month preceding the month in which the Distribution Date occurs ) of the expense adjusted mortgage rates on the then outstanding Mortgage Loans included in loan group I minus the sum of (i) an amount, expressed as a per annum rate, equal to any Net Swap Payment owed to the Swap Counterparty multiplied by 12 and divided by the outstanding principal balance of the Mortgage Loans, (ii) an amount, expressed as a per annum rate, equal to the swap termination payment or unpaid portion thereof, if any (other than a swap termination payment resulting from a swap counterparty trigger event), payable by the trust, multiplied by 12 and divided by the outstanding principal balance of the Mortgage Loans, multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Interest Accrual Period;

(b) each class of Group II Certificates, will mean the rate per annum equal to the weighted average (weighted based on their scheduled principal balances as of the first day of the calendar month preceding the month in which the Distribution Date occurs ) of the expense adjusted mortgage rates on the then outstanding Mortgage Loans included in loan group II minus the sum of (i) an amount, expressed as a per annum rate, equal to any Net Swap Payment owed to the Swap Counterparty multiplied by 12 and divided by the outstanding principal balance of the Mortgage Loans, (ii) an amount, expressed as a per annum rate, equal to the swap termination payment or unpaid portion thereof, if any (other than a swap termination payment resulting from a swap counterparty trigger event), payable by the trust, multiplied by 12 and divided by the outstanding principal balance of the Mortgage Loans, multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Interest Accrual Period; and

(c) each class of Subordinate Certificates, will mean the per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average (weighted on the basis of the results of subtracting from the aggregate principal balance of each loan group the current aggregate certificate principal balance of the related Class A Certificates) of the Net WAC Pass-Through Rate for the Group I Certificates for that Distribution Date and the Net WAC Pass-Through Rate for the Group II Certificates for that Distribution Date.

Maximum Cap Rate:

With respect to any Distribution Date and

(a) each class of Group I Certificates, will mean the rate per annum equal to the weighted average (weighted based on their scheduled principal balances as of the first day of the calendar month preceding the month in which the Distribution Date occurs) of the expense adjusted net maximum mortgage rates on the then outstanding Mortgage Loans included in loan group I plus an amount, expressed as a per annum rate, equal to any Net Swap Payment made by the Swap Counterparty multiplied by 12 and divided by the outstanding principal balance of the Mortgage Loans, and minus an amount, expressed as a per annum rate, equal to the swap termination payment or unpaid portion thereof, if any (other than a swap termination payment resulting from a swap counterparty trigger event), payable by the trust, multiplied by 12 and divided by the outstanding principal balance of the Mortgage Loans, multiplied by a fraction the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the Interest Accrual Period;

(b) each class of Group II Certificates, will mean the rate per annum equal to the weighted average (weighted based on their scheduled principal balances as of the first day of the calendar month preceding the month in which the Distribution Date occurs) of the expense adjusted net maximum mortgage rates on the then outstanding Mortgage Loans included in loan group II plus an amount, expressed as a per annum rate, equal to any Net Swap Payment made by the Swap Counterparty multiplied by 12 and divided by the outstanding principal balance of the Mortgage Loans, and minus an amount, expressed as a per annum rate, equal to the swap termination payment or unpaid portion thereof, if any (other than a Swap termination payment resulting from a swap counterparty trigger event), payable by the trust, multiplied by 12 and divided by the outstanding principal balance of the Mortgage Loans, multiplied by a fraction the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the Interest Accrual Period; and

(c) each class of Subordinate Certificates, will mean the per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average (weighted on the basis of the results of subtracting from the aggregate principal balance of each loan group the current aggregate certificate principal balance of the related Class A Certificates) of the Maximum Cap Rate for the Group I Certificates for that Distribution Date and the Maximum Cap Rate for the Group II Certificates for that Distribution Date.

Expense Fee Rate:

The sum of the servicing fee rate, the trustee fee rate and the custodial fee rate.

The “Expense Adjusted Mortgage Rate” for any mortgage loan will be the mortgage rate thereon minus the Expense Fee Rate. The “Expense Adjusted Net Maximum Mortgage Rate” for any mortgage loan will be the maximum mortgage rate thereon minus the Expense Fee Rate.

Net WAC Rate Carry Forward Amount:

With respect to any Distribution Date and any class of Class A and Subordinate Certificates, will mean an amount equal to the sum of (i) the excess, if any, of (x) the amount of interest such class of certificates would have accrued for such Distribution Date had the applicable Pass-Through Rate been the related Formula Rate, over (y) the amount of interest such class of certificates accrued for such Distribution Date at the related Net WAC Pass-Through Rate and (ii) the undistributed portion of any related Net WAC Rate Carry Forward Amount from the prior Distribution Date together with interest accrued on such undistributed portion for the most recently ended Interest Accrual Period at the related Formula Rate.

“Formula Rate”: With respect to each class of Class A, Class M and Class B Certificates, will mean the lesser of (a) One-Month LIBOR plus the related certificate margin and (b) the related Maximum Cap Rate.

Interest Distributions on Certificates:

On each Distribution Date and after payments of servicing and trustee fees and other expenses of the trust, including any Net Swap Payments and any swap termination payment not triggered by a swap counterparty trigger event owed to the Swap Counterparty, interest distributions on the Offered Certificates and Non-Offered Class B Certificates will be made in the following amounts and in the following order of priority:

(i) From that portion of the Interest Remittance Amount attributable to the Group I Mortgage Loans:

(a) first, to the Class A-1 Certificate, the Interest Distribution Amount and any Interest Carry Forward Amount for such class; and

(b) second, concurrently, to the Class A-2a, Class A-2b, Class A-2c and Class A-2d Certificates, pro rata, any Interest Distribution Amount or Interest Carry Forward Amount for such classes remaining undistributed on that Distribution Date;

(ii) From that portion of the Interest Remittance Amount attributable to the Group II Mortgage Loans:

(a) first, concurrently, to the Class A-2a, Class A-2b, Class A-2c and Class A-2d Certificates, pro rata, the Interest Distribution Amount and any Interest Carry Forward Amount for such classes; and

(b) second, to the Class A-1 Certificate, any Interest Distribution Amount or Interest Carry Forward Amount for such class remaining undistributed on that Distribution Date;

(iii)       From the Interest Remittance Amount remaining:

(a) To the Class M-1 Certificates, its Interest Distribution Amount;
(b) To the Class M-2 Certificates, its Interest Distribution Amount;
(c) To the Class M-3 Certificates, its Interest Distribution Amount;
(d) To the Class M-4 Certificates, its Interest Distribution Amount;
(e) To the Class M-5 Certificates, its Interest Distribution Amount;
(f) To the Class M-6 Certificates, its Interest Distribution Amount;
(g) To the Class B-1 Certificates, its Interest Distribution Amount;
(h) To the Class B-2 Certificates, its Interest Distribution Amount;
(i) To the Class B-3 Certificates, its Interest Distribution Amount;
(j) To the Class B-4 Certificates, its Interest Distribution Amount; and
(k) To the Class B-5 Certificates, its Interest Distribution Amount.

Principal Distributions on the Certificates:

On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the available distribution amount remaining after swap payments and interest distributions have been made will be distributed in respect of principal in the following amounts and order of priority:

(i) (a) to the Class A-1 Certificate, the Group I Principal Distribution Amount, until the certificate principal balance thereof has been reduced to zero; and

(b) from any remaining Group I Principal Distribution Amount, sequentially, to the Class A-2a, Class A-2b, Class A-2c and Class A-2d Certificates (after the distribution of the Group II Principal Distribution Amount as provided in clause (ii) below), in that order, until their respective certificate principal balances have been reduced to zero; provided, however, that with respect to distributions on any Distribution Date pursuant to this clause (b) on which the aggregate certificate principal balance of the Subordinate Certificates has been reduced to zero and the Overcollateralization Amount for such Distribution Date is equal to or less than zero, any remaining Group I Principal Distribution Amount for that Distribution Date to be distributed to the Group II Certificates will be distributed, concurrently, to the Class A-2a, Class A-2b, Class A-2c and Class A-2d Certificates, pro rata, based on their respective certificate principal balances;

(ii) (a) sequentially, to the Class A-2a, Class A-2b, Class A-2c and Class A-2d Certificates, in that order, the Group II Principal Distribution Amount, until their respective certificate principal balances have been reduced to zero; provided, however, that with respect to distributions on any Distribution Date pursuant to this clause (ii) on which the aggregate certificate principal balance of the Subordinate Certificates has been reduced to zero and the Overcollateralization Amount for such Distribution Date is equal to or less than zero, the Group II Principal Distribution Amount for that Distribution Date to be distributed to the Group II Certificates will be distributed concurrently to the Class A-2a, Class A-2b, Class A-2c and Class A-2d Certificates, pro rata, based on their certificate principal balances; and

(b) from any remaining Group II Principal Distribution Amount, to the Class A-1 Certificate (after the distribution of the Group I Principal Distribution Amount as provided in clause (i) above), until the certificate principal balance thereof has been reduced to zero;

(iii) sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates, in that order, the Principal Distribution Amount remaining until their respective certificate principal balances have been reduced to zero; and

(iv) sequentially to the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates, in that order, the Principal Distribution Amount remaining, until their respective certificate principal balances have been reduced to zero.

Principal Distributions on the Certificates (cont):

(xiii)       On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the available distribution amount remaining after swap payments and interest distributions have been made will be distributed in respect of principal in the following amounts and order of priority:

(xiv)       (a) to the Class A-1 Certificate, the lesser of (A) the Group I Class A Principal Distribution Amount and (B) the Group I Principal Distribution Amount, until the certificate principal balance thereof has been reduced to zero;

(xv)       (b) sequentially, to the Class A-2a, Class A-2b, Class A-2c and Class A-2d Certificates (after the distribution of the Group II Principal Distribution Amount as provided in clause (ii) below), in that order, the lesser of (A) any remaining Group I Principal Distribution Amount and (B) the Group II Class A Principal Distribution Amount that remains undistributed, until the respective certificate principal balances thereof have been reduced to zero; provided, however, that with respect to distributions on any Distribution Date pursuant to this clause (i) on which the aggregate certificate principal balance of the Subordinate Certificates has been reduced to zero and the Overcollateralization Amount for such Distribution Date is equal to or less than zero, any remaining Group I principal distribution amount for that Distribution Date to be distributed to the Group II Certificates will be distributed, concurrently, to the Class A-2a, Class A-2b, Class A-2c and Class A-2d Certificates, pro rata, based on their respective certificate principal balances; and

(xvi)       (ii) (a)  sequentially, to the Class A-2a, Class A-2b, Class A-2c and Class A-2d Certificates, in that order, the lesser of (A) the Group II Class A Principal Distribution Amount and (B) the Group II Principal Distribution Amount, until their respective certificate principal balances have been reduced to zero; provided, however, that with respect to distributions on any Distribution Date pursuant to this clause (ii)(a) on which the aggregate certificate principal balance of the Subordinate Certificates has been reduced to zero and the Overcollateralization Amount for such Distribution Date is equal to or less than zero, the Group II principal distribution amount for that Distribution Date to be distributed to the Group II Certificates will be distributed, concurrently, to the Class A-2a, Class A-2b, Class A-2c and Class A-2d Certificates, pro rata, based on their respective certificate principal balances;

(xvii)      (b) the lesser of (A) any remaining Group II Principal Distribution Amount and (B) the Group I Class A Principal Distribution Amount that remains undistributed, to the Class A-1 Certificate, (after the distribution of the Group I Principal Distribution Amount, as provided in clause (i)(a) above), until the certificate principal balance thereof has been reduced to zero;

(xviii)     to the Class M-1 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-1 Principal Distribution Amount, until the certificate principal balance thereof has been reduced to zero;

(xix)       to the Class M-2 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-2 Principal Distribution Amount, until the certificate principal balance thereof has been reduced to zero;

(xx)       to the Class M-3 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-3 Principal Distribution Amount, until the Certificate principal balance thereof has been reduced to zero;

(xxi)        to the Class M-4 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-4 Principal Distribution Amount, until the certificate principal balance thereof has been reduced to zero;

(xxii)      to the Class M-5 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-5 Principal Distribution Amount, until the certificate principal balance thereof has been reduced to zero;

(xxiii)     to the Class M-6 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-6 Principal Distribution Amount, until the certificate principal balance thereof has been reduced to zero;

(xxiv)    to the Class B-1 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-1 Principal Distribution Amount, until the certificate principal balance thereof has been reduced to zero;

(xxv)     to the Class B-2 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-2 Principal Distribution Amount, until the certificate principal balance thereof has been reduced to zero;

(xxvi)    to the Class B-3 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-3 Principal Distribution Amount, until the certificate principal balance thereof has been reduced to zero;

(xxvii)   to the Class B-4 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-4 Principal Distribution Amount, until the certificate principal balance thereof has been reduced to zero; and

(xxviii)  to the Class B-5 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-5 Principal Distribution Amount, until the certificate principal balance thereof has been reduced to zero.

Allocation of Net Monthly Excess Cashflow:

(xxiv)      With respect to any Distribution Date, the available distribution amount remaining after swap payments, interest distributions and principal distributions have been made will be distributed in the following amounts and order of priority:

(xxv)       to the Class M-1 Certificates, the related Interest Carry Forward Amount;

(xxvi)      to the Class M-1 Certificates, the related Allocated Realized Loss Reimbursement Amount;

(xxvii)     to the Class M-2 Certificates, the related Interest Carry Forward Amount;

(xxviii)    to the Class M-2 Certificates, the related Allocated Realized Loss Reimbursement Amount;

(xxix)      to the Class M-3 Certificates, the related Interest Carry Forward Amount;

(xxx)       to the Class M-3 Certificates, the related Allocated Realized Loss Reimbursement Amount;

(xxxi)      to the Class M-4 Certificates, the related Interest Carry Forward Amount;

(xxxii)     to the Class M-4 Certificates, the related Allocated Realized Loss Reimbursement Amount;

(xxxiii)    to the Class M-5 Certificates, the related Interest Carry Forward Amount;

(xxxiv)    to the Class M-5 Certificates, the related Allocated Realized Loss Reimbursement Amount;

(xxxv)     to the Class M-6 Certificates, the related Interest Carry Forward Amount;

(xxxvi)    to the Class M-6 Certificates, the related Allocated Realized Loss Reimbursement Amount;

(xxxvii)   to the Class B-1 Certificates, the related Interest Carry Forward Amount;

(xxxviii)  to the Class B-1 Certificates, the related Allocated Realized Loss Reimbursement Amount;

(xxxix)     to the Class B-2 Certificates, the related Interest Carry Forward Amount;

(xl)          to the Class B-2 Certificates, the related Allocated Realized Loss Reimbursement Amount;

(xli)         to the Class B-3 Certificates, the related Interest Carry Forward Amount;

(xlii)        to the Class B-3 Certificates, the related Allocated Realized Loss Reimbursement Amount;

(xliii)       to the Class B-4 Certificates, the related Interest Carry Forward Amount;

(xliv)       to the Class B-4 Certificates, the related Allocated Realized Loss Reimbursement Amount;

(xlv)        to the Class B-5 Certificates, the related Interest Carry Forward Amount;

(xlvi)       to the Class B-5 Certificates, the related Allocated Realized Loss Reimbursement Amount;

(xlvii)      to the net WAC Carry Forward reserve account the amount required to distribute the following amounts to the holders of the Class A and Subordinate Certificates, without taking into account amounts, if any, received under the Interest Rate Swap: concurrently, any Net WAC Rate Carry Forward Amount to the Group I Certificates, and any Net WAC Rate Carry Forward Amount to the Group II Certificates; and sequentially, to Classes M-1, M-2, M-3, M-4, M-5, M-6, B-1, B-2, B-3, B-4, and B-5 Certificates, in that order, any Net WAC Rate Carry Forward Amount for such classes; and

(xlviii)     to the supplemental interest trust, any swap termination payment owed to the Swap Counterparty, triggered by a Swap Counterparty trigger event pursuant to the swap agreement.

Swap Payment Priority:

(viii)      Under the swap agreement, the supplemental interest trust created under the pooling and servicing agreement will be obligated to pay an amount equal to [ %] per annum on the notional amount as set forth in the swap agreement on the related Distribution Date and the supplemental interest trust will be entitled to receive from the Swap Counterparty an amount equal to one-month LIBOR on the notional amount as set forth in the swap agreement on the related Distribution Date, until the swap agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party (“Net Swap Payment”). All net payments payable by the supplemental interest trust under the swap agreement including any swap termination payment payable by the supplemental interest trust will be deducted from the available distribution amount before distributions to certificateholders, except for certain swap termination payments resulting from an event of default by or certain termination events with respect to the Swap Counterparty as described in the prospectus supplement, and deposited by the trustee into the Supplemental Interest Trust Account. All payments received by the supplemental interest trustee from the Swap Counterparty will be deposited into the Supplemental Interest Trust Account. All amounts on deposit in the Supplemental Interest Trust Account on each Distribution Date will be distributed by the Supplemental Interest Trustee on that Distribution Date after all other distributions have been made in the following amounts and order of priority:

(ix)          to the Swap Counterparty, any Net Swap Payment owed to the Swap Counterparty pursuant to the swap agreement for such Distribution Date;

(x)         to the Swap Counterparty, any swap termination payment owed to the Swap Counterparty not due to a swap counterparty trigger event pursuant to the swap agreement and not previously paid by the trust;

(xi)        All amounts on deposit in the Supplemental Interest Trust Account on each Distribution Date and payable to the certificateholders will be distributed on that Distribution Date after all other distributions have been made in the following amounts and order of priority:

(xii)       pro rata, based on amounts due, to the Class A-1, A-2a, A-2b, A-2c and A-2d Certificates, any Interest Distribution Amounts and Interest Carry Forward Amounts, to the extent not yet paid;

(xiii)      sequentially to the Class M-1, M-2, M-3, M-4, M-5, M-6, B-1, B-2, B-3, B-4, and B-5 Certificates, in that order, the Interest Distribution Amount and Interest Carry Forward Amount for that class, to the extent not yet paid;

(xiv)      to be paid as principal, in accordance with the principal distribution rules in effect for such Distribution Date, as needed to maintain the Overcollateralization Target Amount;

(xv)       concurrently, to the Class A Certificates, any Net WAC Rate Carry Forward Amount for such Class, up to their respective Swap Payment Allocation, to the extent not yet paid;

(xvi)      sequentially, to the Class M-1, M-2, M-3, M-4, M-5, M-6, B-1, B-2 B-3, B-4, and B-5 Certificates, any Net WAC Rate Carry Forward Amount for such Class up to the respective Swap Payment Allocation, to the extent not yet paid;

(xvii)     concurrently to Class A Certificates, Class M Certificates, and Class B Certificates, any unpaid Net WAC Rate Carry Forward Amount, pro rata based on such unpaid amounts;

(xviii)    sequentially to the Class M-1, M-2, M-3, M-4, M-5, M-6, B-1, B-2, B-3, B-4, and B-5 Certificates the Allocated Realized Loss Reimbursement Amount for such class, to the extent not yet paid; and

(xix)      to pay any swap termination payment to the Swap Counterparty, to the extent the termination is due to a swap counterparty trigger event.

Swap Payment Allocation:

With respect to any Distribution Date and a class of Class A or Subordinate Certificates, will mean an amount equal to the product of (i) the sum of the Net Swap Payment paid by the Swap Counterparty for such Distribution Date and distributable to the certificateholders pursuant to the pooling and servicing agreement and (ii) a fraction the numerator of which is the certificate principal balance of such class immediately preceding such Distribution Date and the denominator of which is the aggregate certificate principal balance of the Class A and Subordinate Certificates on the day immediately preceding such Distribution Date.

Interest Remittance Amount:

With respect to any Distribution Date, the portion of available funds for such Distribution Date (net of payments due under the swap agreement including any swap termination payment payable by the trust, except for certain swap termination payments resulting from an event of default by or certain termination events with respect to the Swap Counterparty as described in the prospectus supplement) attributable to interest received or advanced on the Mortgage Loans.

Interest Distribution Amount:

With respect to any Distribution Date and each class of Certificates, equals the amount of interest accrued during the related interest accrual period at the related Pass-Through Rate, reduced by any prepayment interest shortfalls and shortfalls resulting from the application of the Servicemembers Civil Relief Act as amended or similar state law allocated to such class.

Interest Carry Forward Amount:

With respect to any Distribution Date and each class of Certificates, will be the amount, if any, by which the Interest Distribution Amount for such class of certificates for the immediately preceding Distribution Date exceeded the actual amount distributed on such Certificates in respect of the Interest Distribution Amount on such immediately preceding Distribution Date, together with any Interest Carry Forward Amount with respect to such certificates remaining unpaid from the previous Distribution Date plus interest accrued thereon at the related Pass-Through Rate on such certificates for the most recently ended Interest Accrual Period.

Principal Distribution Amount:

On any Distribution Date, the sum of (i) the Principal Remittance Amount for such Distribution Date, (ii) the amount of any Overcollateralization Increase Amount for such Distribution Date; minus (iii) the amount of any Overcollateralization Reduction Amount for such Distribution Date.

Principal Remittance Amount:

On any Distribution Date, the portion of available funds for such Distribution Date (net of payments due under the Swap Agreement including any swap termination payment payable by the trust, except for certain swap termination payments resulting from an event of default by or certain termination events with respect to the Swap Counterparty as described in the prospectus supplement, in excess of the Interest Remittance Amount for such Distribution Date) attributable to principal received or advanced on the Mortgage Loans.

Group I Principal Distribution Amount:	That portion of the Principal Distribution Amount attributable or allocated to the Group I Mortgage Loans.

Group II Principal Distribution Amount:	That portion of the Principal Distribution Amount attributable or allocated to the Group II Mortgage Loans.
Net Monthly Excess Cashflow:

With respect to any Distribution Date is the amount of funds available for distribution on such Distribution Date less (a) the sum for such Distribution Date of the aggregate of the Interest Distribution Amounts payable to the holders of the Certificates on that Distribution Date, the Principal Remittance Amount for that Distribution Date and any amounts payable to the Swap Counterparty on that Distribution Date prior to distributions to certificateholders plus (b) any Overcollateralization Reduction Amount for that Distribution Date.

Overcollateralization Increase Amount:

With respect to any Distribution Date, the lesser of (a) the amount by which the Overcollateralization Target Amount for that Distribution Date exceeds the overcollateralization amount for that Distribution Date and (b) the Net Monthly Excess Cashflow for that Distribution Date.

Overcollateralization Reduction Amount:

With respect to any Distribution Date, will mean, the lesser of (i) the amount by which the overcollateralization amount for that Distribution Date exceeds the Overcollateralization Target Amount for that Distribution Date and (ii) the Principal Remittance Amount for that Distribution Date.

Overcollateralization Target Amount:

With respect to any Distribution Date, (i) prior to the Stepdown Date, an amount equal to approximately 3.25% of the aggregate principal balance of the Mortgage Loans as of the cut-off date, (ii) on or after the Stepdown Date, provided a Trigger Event is not in effect, the greater of (x) approximately 6.50% of the then current aggregate outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (y) approximately $7,075,000 or (iii) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date.

Group I Class A Principal Distribution Amount:

With respect to any Distribution Date, an amount equal to the excess of (x) the aggregate certificate principal balance of the Group I Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 50.80% and (ii) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period over $2,117,465.

Group II Class A Principal Distribution Amount:

With respect to any Distribution Date, an amount equal to the excess of (x) the aggregate certificate principal balance of the Group II Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 50.80% and (ii) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period over $4,957,535.

Class M-1 Principal Distribution Amount:

With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, an amount equal to the lesser of (A) the certificate principal balance of the Class M-1 Certificates immediately preceding such Distribution Date and (B) an amount equal to the excess of (x) the sum of (i) the aggregate certificate principal balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (ii) the certificate principal balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately 58.60% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (b) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $7,075,000.

Class M-2 Principal Distribution Amount:

With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, an amount equal to the lesser of (A) the certificate principal balance of the Class M-2 Certificates immediately preceding such Distribution Date and (B) an amount equal to the excess of (x) the sum of (i) the aggregate certificate principal balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the certificate principal balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date) and (iii) the certificate principal balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately 65.90% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (b) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $7,075,000.

Class M-3 Principal Distribution Amount:

With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, an amount equal to the lesser of (A) the certificate principal balance of the Class M-3 Certificates immediately preceding such Distribution Date and (B) an amount equal to the excess of (x) the sum of (i) the aggregate certificate principal balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the certificate principal balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the certificate principal balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date) and (iv) the certificate principal balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately 70.40% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (b) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $7,075,000.

Class M-4 Principal Distribution Amount:

With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, an amount equal to the lesser of (A) the certificate principal balance of the Class M-4 Certificates immediately preceding such Distribution Date and (B) an amount equal to the excess of (x) the sum of (i) the aggregate certificate principal balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the certificate principal balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the certificate principal balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the certificate principal balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date) and (v) the certificate principal balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately 74.30% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (b) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $7,075,000.

Class M-5 Principal Distribution Amount:

With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, an amount equal to the lesser of (A) the certificate principal balance of the Class M-5 Certificates immediately preceding such Distribution Date and (B) an amount equal to the excess of (x) the sum of (i) the aggregate certificate principal balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the certificate principal balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the certificate principal balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the certificate principal balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the certificate principal balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date) and (vi) the certificate principal balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately 77.80% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (b) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $7,075,000.

Class M-6 Principal Distribution Amount:

With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, an amount equal to the lesser of (A) the certificate principal balance of the Class M-6 Certificates immediately preceding such Distribution Date and (B) an amount equal to the excess of (x) the sum of (i) the aggregate certificate principal balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the certificate principal balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the certificate principal balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the certificate principal balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the certificate principal balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the certificate principal balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date) and (vii) the certificate principal balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 81.10% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $7,075,000.

Class B-1 Principal Distribution Amount:

With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, an amount equal to the lesser of (A) the certificate principal balance of the Class B-1 Certificates immediately preceding such Distribution Date and (B), an amount equal to the excess of (x) the sum of (i) the aggregate certificate principal balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the certificate principal balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the certificate principal balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the certificate principal balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the certificate principal balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the certificate principal balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the certificate principal balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date) and (viii) the certificate principal balance of the Class B-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 84.00% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $7,075,000.

Class B-2 Principal Distribution Amount:

With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, an amount equal to the lesser of (A) the certificate principal balance of the Class B-2 Certificates immediately preceding such Distribution Date and (B), an amount equal to the excess of (x) the sum of (i) the aggregate certificate principal balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the certificate principal balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the certificate principal balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the certificate principal balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the certificate principal balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the certificate principal balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the certificate principal balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the certificate principal balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date) and (ix) the certificate principal balance of the Class B-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 86.60% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $7,075,000.

Class B-3 Principal Distribution Amount:

With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, an amount equal to the lesser of (A) the certificate principal balance of the Class B-3 Certificates immediately preceding such Distribution Date and (B, an amount equal to the excess of (x) the sum of (i) the aggregate certificate principal balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the certificate principal balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the certificate principal balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the certificate principal balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the certificate principal balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the certificate principal balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the certificate principal balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the certificate principal balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date), (ix) the certificate principal balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount on such Distribution Date) and (x) the certificate principal balance of the Class B-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 89.10% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $7,075,000.

Class B-4 Principal Distribution Amount:

With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, an amount equal to the lesser of (A) the certificate principal balance of the Class B-4 Certificates immediately preceding such Distribution Date and (B, an amount equal to the excess of (x) the sum of (i) the aggregate certificate principal balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the certificate principal balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the certificate principal balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the certificate principal balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the certificate principal balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the certificate principal balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the certificate principal balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the certificate principal balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date), (ix) the certificate principal balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount on such Distribution Date), (x) the certificate principal balance of the Class B-3 Certificates (after taking into account the payment of the Class B-3 Principal Distribution Amount on such Distribution Date) and (xi) the certificate principal balance of the Class B-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 91.40% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $7,075,000.

Class B-5 Principal Distribution Amount:

With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, an amount equal to the lesser of (A) the certificate principal balance of the Class B-5 Certificates immediately preceding such Distribution Date and (B, an amount equal to the excess of (x) the sum of (i) the aggregate certificate principal balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the certificate principal balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the certificate principal balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the certificate principal balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the certificate principal balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the certificate principal balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the certificate principal balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the certificate principal balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date), (ix) the certificate principal balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount on such Distribution Date), (x) the certificate principal balance of the Class B-3 Certificates (after taking into account the payment of the Class B-3 Principal Distribution Amount on such Distribution Date), (xi) the certificate principal balance of the Class B-4 Certificates (after taking into account the payment of the Class B-4 Principal Distribution Amount on such Distribution Date) and (xii) the certificate principal balance of the Class B-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 93.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $7,075,000.

Allocation of Losses:

Any realized losses on the Mortgage Loans on any Distribution Date will first be absorbed by Net Monthly Excess Cashflow and second by the Class C Certificates. If on any Distribution Date as a result of realized losses on the Mortgage Loans, the aggregate certificate principal balance of the Class A and the Subordinate Certificates exceeds the aggregate principal balance of the Mortgage Loans as of the last day of the related due period, such excess, will be allocated in the following order: Class B-5, Class B-4, Class B-3, Class B-2, Class B-1, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates. There will be no allocation of realized losses on the Mortgage Loans to the Class A and the Class P Certificates. Investors in the Class A Certificates should note, however, that although realized losses cannot be allocated to such Certificates, under certain loss scenarios there may not be enough principal and interest on the Mortgage Loans to distribute to the holders of such Certificates all principal and interest amounts to which they are then entitled. Once realized losses are allocated to the Subordinate Certificates, such amounts with respect to such Certificates will no longer accrue interest. However, the amount of any realized losses allocated to the Subordinate Certificates may be reimbursed to the holders of those certificates (the “Allocated Realized Loss Reimbursement Amount”) from Net Monthly Excess Cashflow and amounts on deposit in the Supplemental Interest Trust Account, sequentially, as described in the prospectus.

Prospectus:

The Class A-1, Class A-2a, Class A-2b, Class A-2c, Class A-2d, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, and Class B-2 Certificates are being offered pursuant to a prospectus supplemented by a prospectus supplement (together, the "Prospectus"). Complete information with respect to the Offered Certificates and the collateral securing them is contained in the Prospectus.

PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS FOR A DESCRIPTION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE OFFERED CERTIFICATES.

Interest Rate Swap Schedule

Interest Rate Swap Schedule
Period	Distribution Date	Notional Balance	Period	Distribution Date	Notional Balance
1	01/25/2006	$1,332,223,000.00	31	07/25/2008	83,623,142.27
2	02/25/2006	1,320,105,242.96	32	08/25/2008	80,828,957.05
3	03/25/2006	1,305,661,280.17	33	09/25/2008	78,123,605.71
4	04/25/2006	1,288,578,147.03	34	10/25/2008	75,504,538.09
5	05/25/2006	1,257,936,036.83	35	11/25/2008	71,053,919.06
6	06/25/2006	1,219,704,200.79	36	12/25/2008	67,028,165.94
7	07/25/2006	1,177,661,332.04	37	01/25/2009	64,864,539.02
8	08/25/2006	1,130,932,309.11	38	02/25/2009	62,764,750.84
9	09/25/2006	1,079,598,101.58	39	03/25/2009	60,727,302.29
10	10/25/2006	1,023,158,778.67	40	04/25/2009	58,750,702.14
11	11/25/2006	958,979,447.55	41	05/25/2009	56,833,469.36
12	12/25/2006	886,396,907.89	42	06/25/2009	54,974,126.03
13	01/25/2007	813,009,097.37	43	07/25/2009	53,171,209.95
14	02/25/2007	745,170,015.58	44	08/25/2009	51,423,303.61
15	03/25/2007	684,116,746.17	45	09/25/2009	49,728,986.35
16	04/25/2007	630,693,930.58	46	10/25/2009	48,086,856.49
17	05/25/2007	584,092,838.70	47	11/25/2009	46,495,532.53
18	06/25/2007	545,076,136.40	48	12/25/2009	44,953,652.87
19	07/25/2007	511,290,543.46	49	01/25/2010	43,459,940.35
20	08/25/2007	480,050,749.30	50	02/25/2010	42,013,013.49
21	09/25/2007	451,575,652.94	51	03/25/2010	40,611,581.21
22	10/25/2007	426,909,738.95	52	04/25/2010	39,254,376.40
23	11/25/2007	397,633,155.27	53	05/25/2010	37,940,156.46
24	12/25/2007	72,957,021.67	54	06/25/2010	36,667,703.77
25	01/25/2008	65,015,987.10	55	07/25/2010	35,435,823.08
26	02/25/2008	57,827,348.66
27	03/25/2008	51,281,836.57
28	04/25/2008	83,041,123.45
29	05/25/2008	89,487,661.73
30	06/25/2008	86,508,766.60

Aggregate Statistical Collateral Summary*

Summary	Total	Minimum	Maximum
Aggregate Cut-Off Date Principal Balance	$1,470,639,503
Number of Mortgage Loans	7,317

Average Cut-Off Date Principal Balance	$200,989	$14,190	$1,206,804
(1) (2) Weighted Average Combined Original Loan-to-Value	82.51%	10.00%	100.00%
(1) Weighted Average Mortgage Rate	7.476%	5.025%	12.990%
(1) Weighted Average Net Mortgage Rate	6.976%	4.525%	12.490%
(1) Weighted Average Note Margin	6.472%	3.535%	9.375%
(1) Weighted Average Maximum Mortgage Rate	13.617%	11.525%	18.000%
(1) Weighted Average Minimum Mortgage Rate	7.114%	3.559%	11.500%
(1) Weighted Average Term to Next Rate Adjustment Rate (months)	26	4	119
(1) Weighted Average Remaining Term to Stated Maturity (months)	340	113	360
(1) Weighted Average Credit Score	636	500	816

(1) Weighted Average reflected in Total.

(2) References to Weighted Average Original Combined Loan-to-Value ratios (LTVs) are references to LTVs for first liens and combined LTVs for second liens.

		Percent of Cut-off Date
	Range	Principal Balance
Product Type	ARM	85.36%
	Fixed	14.64%

Lien	First	89.96%
	Second	10.04%

Property Type	Single Family	70.22%
	PUD – Detached	10.67%
	Condominium	8.26%
	2-4 Family	7.71%
	PUD – Attached	3.14%

Occupancy Status	Primary Residence	95.98%
	Second Home	2.24%
	Investment	1.78%

Documentation Type	Full Documentation	31.45%
	Limited Documentation	18.94%
	Stated Documentation	49.61%

Loans with Prepayment Penalties		61.38%

* The statistical information presented in this free writing prospectus relates to a pool of mortgage loans identified on the collateral selection date. Approximately 96% of the loans in this statistical pool (by scheduled principal balance) are expected to be delivered to the trust on the closing date. It is not expected that the changes to the mortgage pool will materially alter the characteristics of the mortgage loans as described herein, although the range of mortgage rates, maturities and certain other characteristics of the mortgage loans may vary.

Aggregate Distribution by Product Type

Product Type	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
10/20 ARM	67	$16,298,238.03	1.11%	7.017%	359	79.56%	631
2/13 ARM	1	49,850.32	0.00	7.600	179	58.80	542
2/28 ARM	1,883	416,527,330.74	28.32	7.371	359	80.78	624
2/28 ARM - Balloon 40/30	1,783	541,911,415.97	36.85	7.148	359	80.58	625
3/27 ARM	80	16,691,222.39	1.13	7.109	358	81.06	638
3/27 ARM - Balloon 40/30	51	16,174,527.66	1.10	6.955	359	81.20	635
5/25 ARM	31	7,645,886.42	0.52	7.096	358	79.62	628
5/25 ARM - Balloon 40/30	37	11,543,581.20	0.78	6.672	359	78.93	636
6 Month Libor	3	753,111.49	0.05	8.430	358	83.00	599
Balloon 30/15 - Fixed	2,264	146,530,635.48	9.96	10.578	179	99.41	659
Balloon 40/30 - Fixed	69	14,233,415.20	0.97	7.171	359	79.12	621
Fixed - 10 Yr	5	228,908.90	0.02	7.431	115	73.97	696
Fixed - 15 Yr	38	2,820,115.30	0.19	8.297	179	80.30	627
Fixed - 20 Yr	14	1,275,898.48	0.09	7.574	238	72.13	627
Fixed - 30 Yr	275	50,161,935.59	3.41	7.404	359	79.67	633
IO ARM 10/20	39	14,415,066.72	0.98	6.593	359	79.18	679
IO ARM 2/28	596	190,934,489.28	12.98	6.638	359	81.25	671
IO ARM 3/27	49	12,358,150.00	0.84	6.523	359	82.13	658
IO ARM 5/25	32	10,085,723.60	0.69	6.522	358	77.95	685
Total:	7,317	$1,470,639,502.77	100.00%	7.476%	340	82.51%	636

Aggregate Distribution by Gross Interest Rate (%)

Range of Gross Interest Rate (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
5.000 - 5.499	8	$2,553,367.66	0.17%	5.237%	352	74.85%	693
5.500 - 5.999	228	74,416,607.96	5.06	5.882	358	79.02	663
6.000 - 6.499	604	188,876,919.08	12.84	6.277	359	79.03	653
6.500 - 6.999	1,521	435,257,908.49	29.60	6.773	358	79.63	645
7.000 - 7.499	796	204,510,253.48	13.91	7.255	358	80.52	633
7.500 - 7.999	1,040	252,368,178.17	17.16	7.733	358	82.10	618
8.000 - 8.499	451	88,272,733.52	6.00	8.238	353	84.36	608
8.500 - 8.999	401	65,564,982.97	4.46	8.713	337	85.49	595
9.000 - 9.499	156	17,929,837.07	1.22	9.197	308	88.50	606
9.500 - 9.999	553	37,897,650.94	2.58	9.838	213	96.33	654
10.000 - 10.499	193	13,791,548.59	0.94	10.238	189	98.30	656
10.500 - 10.999	672	46,696,712.20	3.18	10.774	181	99.27	652
11.000 - 11.499	294	20,882,588.43	1.42	11.255	179	99.60	637
11.500 - 11.999	289	15,304,771.44	1.04	11.771	182	98.96	632
12.000 - 12.499	55	3,392,182.32	0.23	12.278	179	98.84	629
12.500 - 12.999	56	2,923,260.45	0.20	12.719	179	98.18	623
Total:	7,317	$1,470,639,502.77	100.00%	7.476%	340	82.51%	636
Minimum: 5.025
Maximum: 12.990
Weighted Average: 7.476

Aggregate Distribution by Original Principal Balances ($)

Range of Original Principal Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
1 - 25,000	262	$5,177,591.47	0.35%	10.513%	178	98.87%	639
25,001 - 50,000	769	29,127,441.84	1.98	10.370	198	96.50	647
50,001 - 75,000	815	51,078,372.39	3.47	9.994	226	94.10	644
75,001 - 100,000	672	58,316,235.55	3.97	9.306	258	90.98	639
100,001 - 125,000	562	63,264,509.26	4.30	8.468	295	87.37	638
125,001 - 150,000	514	70,508,396.28	4.79	7.985	321	83.61	625
150,001 - 175,000	369	59,938,957.05	4.08	7.586	343	81.02	625
175,001 - 200,000	410	76,987,674.22	5.23	7.374	348	79.57	628
200,001 - 225,000	361	77,164,932.93	5.25	7.267	358	80.00	625
225,001 - 250,000	330	78,308,623.83	5.32	7.206	358	78.65	623
250,001 - 275,000	314	82,448,151.36	5.61	7.088	357	81.19	629
275,001 - 300,000	302	86,797,513.93	5.90	7.063	359	80.45	635
300,001 - 325,000	242	75,836,802.73	5.16	7.073	359	80.84	630
325,001 - 350,000	222	74,975,591.97	5.10	7.070	359	81.12	634
350,001 - 375,000	171	61,673,008.31	4.19	7.055	359	81.31	642
375,001 - 400,000	149	57,838,932.05	3.93	6.966	358	81.08	644
400,001 - 425,000	132	54,702,301.65	3.72	7.035	359	81.22	634
425,001 - 450,000	108	47,354,741.08	3.22	7.052	359	81.54	648
450,001 - 475,000	99	45,843,301.30	3.12	7.066	359	82.44	633
475,001 - 500,000	90	43,992,571.28	2.99	6.817	359	81.32	649
500,001 - 750,000	356	210,624,380.63	14.32	7.058	359	81.99	646
750,001 - 1,000,000	61	50,874,972.05	3.46	6.943	358	79.48	639
1,000,001 - 1,250,000	7	7,804,499.61	0.53	6.941	358	77.48	653
Total:	7,317	$1,470,639,502.77	100.00%	7.476%	340	82.51%	636
Minimum: 14,200
Maximum: 1,207,500
Weighted Average: 201,119

Aggregate Distribution by Cut-off Date Principal Balances ($)

Range of Cut-off Date Principal Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
1 - 25,000	262	$5,177,591.47	0.35%	10.513%	178	98.87%	639
25,001 - 50,000	770	29,177,420.45	1.98	10.369	198	96.49	647
50,001 - 75,000	815	51,103,393.42	3.47	9.992	226	94.11	644
75,001 - 100,000	672	58,341,081.20	3.97	9.304	258	90.85	639
100,001 - 125,000	562	63,289,562.00	4.30	8.467	295	87.46	638
125,001 - 150,000	513	70,383,498.25	4.79	7.986	321	83.62	625
150,001 - 175,000	370	60,113,894.82	4.09	7.584	343	81.02	625
175,001 - 200,000	409	76,812,736.45	5.22	7.376	348	79.56	628
200,001 - 225,000	361	77,164,932.93	5.25	7.267	358	80.00	625
225,001 - 250,000	330	78,308,623.83	5.32	7.206	358	78.65	623
250,001 - 275,000	316	82,997,840.88	5.64	7.087	357	81.18	630
275,001 - 300,000	300	86,247,824.41	5.86	7.064	359	80.45	634
300,001 - 325,000	242	75,836,802.73	5.16	7.073	359	80.84	630
325,001 - 350,000	223	75,322,350.94	5.12	7.073	359	81.14	634
350,001 - 375,000	171	61,701,175.04	4.20	7.054	359	81.28	643
375,001 - 400,000	148	57,464,006.35	3.91	6.962	358	81.09	644
400,001 - 425,000	133	55,127,117.27	3.75	7.031	359	81.27	635
425,001 - 450,000	107	46,929,925.46	3.19	7.057	359	81.48	647
450,001 - 475,000	99	45,843,301.30	3.12	7.066	359	82.44	633
475,001 - 500,000	90	43,992,571.28	2.99	6.817	359	81.32	649
500,001 - 750,000	356	210,624,380.63	14.32	7.058	359	81.99	646
750,001 - 1,000,000	61	50,874,972.05	3.46	6.943	358	79.48	639
1,000,001 - 1,250,000	7	7,804,499.61	0.53	6.941	358	77.48	653
Total:	7,317	$1,470,639,502.77	100.00%	7.476%	340	82.51%	636
Minimum: 14,190
Maximum: 1,206,804
Weighted Average: 200,989

Aggregate Distribution by Stated Original Term (months)

Stated Original Term (months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
120	5	$228,908.90	0.02%	7.431%	115	73.97%	696
180	2,303	149,400,601.10	10.16	10.534	179	99.03	658
240	14	1,275,898.48	0.09	7.574	238	72.13	627
360	4,995	1,319,734,094.29	89.74	7.130	359	80.65	634
Total:	7,317	$1,470,639,502.77	100.00%	7.476%	340	82.51%	636
Minimum: 120
Maximum: 360
Weighted Average: 342

Aggregate Distribution by Stated Remaining Term (months)

Stated Remaining Term (months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
109 - 120	5	$228,908.90	0.02%	7.431%	115	73.97%	696
169 - 180	2,303	149,400,601.10	10.16	10.534	179	99.03	658
229 - 240	14	1,275,898.48	0.09	7.574	238	72.13	627
349 - 360	4,995	1,319,734,094.29	89.74	7.13	359	80.65	634
Total:	7,317	$1,470,639,502.77	100.00%	7.476%	340	82.51%	636
Minimum: 113
Maximum: 360
Weighted Average: 340

Aggregate Distribution by Original Combined LTV Ratios (%)*

Range of Original Combined LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
<= 10.00	1	$39,967.86	0.00%	7.100%	359	10.00%	611
10.01 - 15.00	4	188,928.84	0.01	8.316	327	12.43	640
15.01 - 20.00	4	372,786.63	0.03	7.300	359	18.18	566
20.01 - 25.00	4	314,758.41	0.02	7.704	359	23.80	594
25.01 - 30.00	6	679,796.34	0.05	6.908	358	27.29	632
30.01 - 35.00	5	740,659.70	0.05	6.995	331	32.98	556
35.01 - 40.00	18	2,703,631.96	0.18	7.080	355	38.43	600
40.01 - 45.00	21	3,492,447.47	0.24	7.048	356	43.28	609
45.01 - 50.00	34	6,685,833.79	0.45	7.026	356	47.74	577
50.01 - 55.00	41	8,283,515.53	0.56	7.010	355	52.80	594
55.01 - 60.00	70	16,464,026.50	1.12	6.985	357	58.17	596
60.01 - 65.00	90	21,577,210.87	1.47	7.136	359	62.76	582
65.01 - 70.00	180	43,675,070.89	2.97	7.133	358	68.58	594
70.01 - 75.00	257	76,637,494.79	5.21	7.052	357	73.94	610
75.01 - 80.00	2,912	779,454,116.38	53.00	6.993	359	79.84	650
80.01 - 85.00	415	110,004,166.28	7.48	7.300	358	84.39	600
85.01 - 90.00	575	151,422,671.85	10.30	7.412	355	89.61	627
90.01 - 95.00	562	107,910,614.38	7.34	8.012	345	94.73	614
95.01 - 100.00	2,118	139,991,804.30	9.52	10.478	184	99.95	659
Total:	7,317	$1,470,639,502.77	100.00%	7.476%	340	82.51%	636
Minimum: 10.00
Maximum: 100.00
Weighted Average: 82.51
*References to Weighted Average Original Combined Loan-to-Value ratios (LTVs)	are references to LTVs for first liens and

combined LTVs for second liens.

Aggregate Distribution by Gross Margins (%)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
Fixed Rate Loans	2,665	$215,250,908.95	14.64%	9.562%	233	93.03%	650
3.501 - 4.000	226	49,512,726.35	3.37	7.277	359	82.09	640
4.001 - 4.500	7	1,577,373.47	0.11	5.882	357	73.26	702
4.501 - 5.000	13	4,403,425.93	0.30	6.068	358	83.73	665
5.001 - 5.500	310	80,951,180.36	5.50	6.657	359	77.59	629
5.501 - 6.000	681	201,384,105.49	13.69	6.567	359	78.30	640
6.001 - 6.500	1,261	357,386,823.05	24.30	6.932	359	79.75	637
6.501 - 7.000	909	249,481,673.50	16.96	7.170	359	81.03	640
7.001 - 7.500	623	160,220,006.83	10.89	7.557	359	82.74	624
7.501 - 8.000	570	139,167,709.81	9.46	7.953	359	84.69	617
8.001 - 8.500	38	8,647,250.28	0.59	8.278	358	85.58	589
8.501 - 9.000	12	2,265,154.57	0.15	8.617	358	84.78	586
9.001 - 9.500	2	391,164.18	0.03	8.550	359	70.00	554
Total:	7,317	$1,470,639,502.77	100.00%	7.476%	340	82.51%	636
Non-Zero Minimum: 3.535
Maximum: 9.375
Non-Zero Weighted Average: 6.472

Aggregate Distribution by Minimum Mortgage Rates (%)

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
Fixed Rate Loans	2,665	$215,250,908.95	14.64%	9.562%	233	93.03%	650
3.501 - 4.000	1	143,878.43	0.01	6.850	359	80.00	647
4.001 - 4.500	1	103,627.00	0.01	5.050	357	80.00	703
4.501 - 5.000	2	1,180,042.53	0.08	5.852	357	85.76	683
5.001 - 5.500	10	3,666,574.08	0.25	5.331	358	77.04	685
5.501 - 6.000	240	79,521,517.74	5.41	5.912	359	78.81	663
6.001 - 6.500	729	225,324,119.60	15.32	6.344	359	78.88	650
6.501 - 7.000	1,299	374,126,591.83	25.44	6.818	359	79.98	644
7.001 - 7.500	835	219,680,990.90	14.94	7.309	359	80.83	633
7.501 - 8.000	830	204,188,574.92	13.88	7.782	359	82.42	615
8.001 - 8.500	384	87,798,639.30	5.97	8.284	359	83.67	604
8.501 - 9.000	211	42,418,040.64	2.88	8.766	359	83.98	575
9.001 - 9.500	65	10,835,214.11	0.74	9.234	359	85.17	576
9.501 - 10.000	36	5,145,894.77	0.35	9.746	358	83.88	550
10.001 - 10.500	6	640,703.38	0.04	10.352	359	88.19	574
10.501 - 11.000	2	312,736.04	0.02	10.678	359	80.00	504
11.001 - 11.500	1	301,448.55	0.02	11.500	356	77.00	502
Total:	7,317	$1,470,639,502.77	100.00%	7.476%	340	82.51%	636
Non-Zero Minimum: 3.559
Maximum: 11.500
Non-Zero Weighted Average: 7.114

Aggregate Distribution by Maximum Mortgage Rates (%)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
Fixed Rate Loans	2,665	$215,250,908.95	14.64%	9.562%	233	93.03%	650
11.501 - 12.000	12	3,874,577.24	0.26	5.412	358	77.60	683
12.001 - 12.500	241	80,359,393.99	5.46	5.905	359	78.91	664
12.501 - 13.000	729	225,485,470.95	15.33	6.343	359	78.88	650
13.001 - 13.500	1,299	374,691,399.60	25.48	6.820	359	79.99	644
13.501 - 14.000	834	219,067,702.06	14.90	7.308	359	80.83	633
14.001 - 14.500	828	203,944,830.78	13.87	7.782	359	82.42	615
14.501 - 15.000	385	87,457,185.77	5.95	8.278	359	83.87	604
15.001 - 15.500	214	43,247,564.78	2.94	8.768	359	83.43	574
15.501 - 16.000	64	10,825,430.71	0.74	9.231	359	85.20	576
16.001 - 16.500	34	4,932,658.57	0.34	9.736	359	83.85	548
16.501 - 17.000	9	888,194.78	0.06	10.249	358	86.58	576
17.001 - 17.500	2	312,736.04	0.02	10.678	359	80.00	504
17.501 - 18.000	1	301,448.55	0.02	11.500	356	77.00	502
Total:	7,317	$1,470,639,502.77	100.00%	7.476%	340	82.51%	636
Non-Zero Minimum: 11.525
Maximum: 18.000
Non-Zero Weighted Average: 13.617

Aggregate Distribution by Initial Periodic Cap (%)

Initial Periodic Cap (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
Fixed Rate Loans	2,665	$215,250,908.95	14.64%	9.562%	233	93.03%	650
1.000	34	7,077,280.92	0.48	7.430	358	83.29	611
1.500	19	4,019,718.77	0.27	6.804	357	77.88	653
2.000	1	278,979.26	0.02	6.500	356	77.40	695
2.625	1	587,769.62	0.04	6.900	359	80.00	718
3.000	4,457	1,202,206,656.63	81.75	7.130	359	80.76	633
3.110	1	219,809.44	0.01	6.550	358	80.00	701
5.000	139	40,998,379.18	2.79	6.748	359	79.10	661
Total:	7,317	$1,470,639,502.77	100.00%	7.476%	340	82.51%	636
Non-Zero Minimum: 1.000
Maximum: 5.000
Non-Zero Weighted Average: 3.049

Aggregate Distribution by Subsequent Periodic Cap (%)

Subsequent Periodic Cap (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
Fixed Rate Loans	2,665	$215,250,908.95	14.64%	9.562%	233	93.03%	650
1.000	4,645	1,254,446,184.07	85.30	7.117	359	80.71	634
1.500	1	329,100.18	0.02	6.500	357	75.00	572
2.000	6	613,309.57	0.04	9.074	357	73.52	571
Total:	7,317	$1,470,639,502.77	100.00%	7.476%	340	82.51%	636
Non-Zero Minimum: 1.000
Maximum: 2.000
Non-Zero Weighted Average: 1.001

Aggregate Distribution by Next Rate Adjustment Dates

Next Rate Adjustment Dates	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
Fixed Rate Loans	2,665	$215,250,908.95	14.64%	9.562%	233	93.03%	650
April 2006	2	519,336.07	0.04	8.287	358	79.85	580
May 2006	1	233,775.42	0.02	8.750	359	90.00	640
February 2007	1	49,666.14	0.00	8.175	350	83.30	568
March 2007	5	1,261,085.94	0.09	6.687	351	77.21	655
May 2007	1	536,840.65	0.04	6.990	353	90.00	623
June 2007	2	493,369.53	0.03	8.525	354	86.99	533
July 2007	12	3,694,786.00	0.25	7.010	355	81.07	615
August 2007	43	12,444,333.17	0.85	6.952	356	80.12	617
September 2007	189	49,470,611.53	3.36	6.965	357	80.61	626
October 2007	518	139,793,476.02	9.51	7.257	358	81.77	624
November 2007	3,489	940,989,367.33	63.99	7.140	359	80.62	634
December 2007	3	689,550.00	0.05	7.320	360	83.05	611
August 2008	5	1,631,192.66	0.11	6.383	356	80.51	648
September 2008	15	3,535,633.54	0.24	6.454	357	83.59	635
October 2008	24	6,185,384.66	0.42	7.374	358	83.12	645
November 2008	136	33,871,689.19	2.30	6.877	359	80.90	642
August 2010	1	580,822.85	0.04	6.375	356	75.70	698
September 2010	13	3,643,075.71	0.25	6.356	357	81.27	656
October 2010	15	6,709,931.28	0.46	6.507	358	77.78	670
November 2010	71	18,341,361.38	1.25	6.899	359	78.73	641
October 2015	8	2,199,494.22	0.15	6.921	358	81.01	646
November 2015	98	28,513,810.53	1.94	6.810	359	79.26	654
Total:	7,317	$1,470,639,502.77	100.00%	7.476%	340	82.51%	636

Aggregate Distribution by Geographic Distribution of Mortgaged Properties

Geographic Distribution of Mortgaged Properties	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
California	2,273	$630,377,380.96	42.86%	7.330%	340	81.92%	642
New York	399	105,470,611.70	7.17	7.318	342	82.73	641
Maryland	391	79,281,344.15	5.39	7.660	339	83.28	628
Florida	471	78,126,198.25	5.31	7.533	344	82.57	632
New Jersey	351	72,581,474.72	4.94	7.542	341	81.40	637
Massachusetts	323	68,854,541.05	4.68	7.134	345	80.91	629
Illinois	351	54,825,953.83	3.73	7.620	339	83.82	639
Washington	292	48,046,098.70	3.27	7.573	338	83.40	631
Texas	438	45,778,099.32	3.11	7.793	335	83.49	636
Virginia	200	44,238,653.33	3.01	7.790	339	81.93	631
Nevada	175	35,081,554.05	2.39	7.488	340	82.95	652
Arizona	196	31,993,194.59	2.18	7.809	342	83.02	634
Connecticut	129	23,584,088.43	1.60	7.678	342	82.27	627
Pennsylvania	129	16,492,849.86	1.12	7.757	342	83.41	612
Louisiana	170	14,316,485.09	0.97	8.009	338	85.78	618
Other	1,029	121,590,974.74	8.27	7.796	340	84.60	619
Total:	7,317	$1,470,639,502.77	100.00%	7.476%	340	82.51%	636
Number of States/District of Columbia Represented: 45

Aggregate Distribution by Occupancy

Occupancy	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
Primary	6,981	$1,411,475,431.30	95.98%	7.474%	340	82.45%	634
Second Home	201	32,955,794.29	2.24	7.489	339	83.62	682
Investment	135	26,208,277.18	1.78	7.543	359	84.24	680
Total:	7,317	$1,470,639,502.77	100.00%	7.476%	340	82.51%	636

Aggregate Distribution by Property Type

Property Type	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
Single Family	5,193	$1,032,739,673.15	70.22%	7.458%	341	82.36%	633
PUD - Detached	740	156,858,231.76	10.67	7.579	338	83.09	640
Condominium	684	121,542,821.85	8.26	7.477	339	82.88	646
2-4 Family	437	113,375,003.12	7.71	7.417	343	82.44	647
PUD - Attached	263	46,123,772.89	3.14	7.670	337	83.15	637
Total:	7,317	$1,470,639,502.77	100.00%	7.476%	340	82.51%	636

Aggregate Distribution by Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
Purchase	4,294	$754,377,495.39	51.30%	7.662%	330	84.32%	656
Refinance - Cash Out	2,829	678,765,690.43	46.15	7.280	351	80.50	615
Refinance - Rate/Term	194	37,496,316.95	2.55	7.271	345	82.56	627
Total:	7,317	$1,470,639,502.77	100.00%	7.476%	340	82.51%	636

Aggregate Distribution by Documentation Level

Documentation Level	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
Stated Documentation	3,436	$729,608,407.41	49.61%	7.611%	336	81.50%	653
Full Documentation	2,696	462,503,700.38	31.45	7.351	345	83.51	615
Limited Documentation	1,185	278,527,394.98	18.94	7.329	343	83.49	627
Total:	7,317	$1,470,639,502.77	100.00%	7.476%	340	82.51%	636

Aggregate Distribution by Credit Score

Credit Score	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
500 - 524	249	$48,738,928.82	3.31%	8.182%	359	76.28%	513
525 - 549	272	59,490,346.95	4.05	7.882	358	78.38	537
550 - 574	430	97,946,468.98	6.66	7.6	358	81.26	563
575 - 599	714	139,847,068.53	9.51	7.476	348	81.80	588
600 - 624	1,475	281,753,601.75	19.16	7.499	339	82.83	612
625 - 649	1,364	267,145,553.93	18.17	7.48	338	83.14	637
650 - 674	1,128	228,663,730.05	15.55	7.427	334	83.43	661
675 - 699	722	151,997,293.72	10.34	7.339	334	83.34	686
700 - 724	450	91,424,840.14	6.22	7.265	333	83.55	711
725 - 749	264	55,184,730.22	3.75	7.231	334	83.83	736
750 - 774	157	31,352,126.66	2.13	7.221	335	83.57	761
775 - 799	80	15,163,125.73	1.03	7.144	333	80.93	786
800 - 824	12	1,931,687.29	0.13	7.311	343	82.70	807
Total:	7,317	$1,470,639,502.77	100.00%	7.476%	340	82.51%	636
Non-Zero Minimum: 500
Maximum: 816
Non-Zero Weighted Average: 636

Aggregate Distribution by Prepayment Penalty Term (months)

Prepayment Penalty Term (months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
0	3,022	$567,940,370.70	38.62%	7.704%	336	83.05%	638
12	194	46,480,709.01	3.16	7.665	345	82.54	642
24	3,693	774,559,912.72	52.67	7.346	342	82.42	634
36	408	81,658,510.34	5.55	7.020	352	79.62	642
Total:	7,317	$1,470,639,502.77	100.00%	7.476%	340	82.51%	636
Non-Zero Minimum:12
Maximum: 36
Non-Zero Weighted Average: 24

Aggregate Distribution by Lien Position

Lien Position	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
1	5,024	$1,323,006,895.61	89.96%	7.130%	358	80.63%	634
2	2,293	147,632,607.16	10.04	10.575	179	99.39	659
Total:	7,317	$1,470,639,502.77	100.00%	7.476%	340	82.51%	636

Aggregate Distribution by Interest Only Term (months)

Interest Only Term (months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
0	6,601	$1,242,846,073.17	84.51%	7.632%	337	82.78%	630
60	642	203,716,221.35	13.85	6.629	359	81.20	671
120	74	24,077,208.25	1.64	6.579	359	79.52	680
Total:	7,317	$1,470,639,502.77	100.00%	7.476%	340	82.51%	636

Group I Statistical Collateral Summary*

Summary	Total	Minimum	Maximum
Group I Cut-Off Date Principal Balance	$440,145,212
Number of Mortgage Loans	3,032

Average Cut-Off Date Principal Balance	$145,167	$14,190	$647,387
(1) (2) Weighted Average Combined Original Loan-to-Value	81.02%	10.00%	100.00%
(1) Weighted Average Mortgage Rate	7.486%	5.050%	12.875%
(1) Weighted Average Net Mortgage Rate	6.986%	4.550%	12.375%
(1) Weighted Average Note Margin	6.457%	3.535%	9.375%
(1) Weighted Average Maximum Mortgage Rate	13.740%	11.550%	17.200%
(1) Weighted Average Minimum Mortgage Rate	7.236%	3.559%	10.700%
(1) Weighted Average Term to Next Rate Adjustment Rate (months)	27	4	119
(1) Weighted Average Remaining Term to Stated Maturity (months)	345	113	360
(1) Weighted Average Credit Score	618	500	816

(1) Weighted Average reflected in Total.

(2 References to Weighted Average Original Combined Loan-to-Value ratios (LTVs) are references to LTVs for first liens and combined LTVs for second liens.

		Percent of Cut-off Date
	Range	Principal Balance
Product Type	ARM	85.48%
	Fixed	14.52%

Lien	First	93.27%
	Second	6.73%

Property Type	Single Family	70.48%
	PUD - Detached	7.54%
	Condominium	8.85%
	2-4 Family	8.82%
	PUD - Attached	4.30%

Occupancy Status	Primary Residence	91.85%
	Second Home	4.27%
	Investment	3.88%

Documentation Type	Full Documentation	45.01%
	Limited Documentation	16.97%
	Stated Documentation	38.02%

Loans with Prepayment Penalties		57.41%

* The statistical information presented in this free writing prospectus relates to a pool of mortgage loans identified on the collateral selection date. Approximately 96% of the loans in this statistical pool (by scheduled balance) are expected to be delivered to the trust on the closing date. It is not expected that the changes to the mortgage pool will materially alter the characteristics of the mortgage loans as described herein, although the range of mortgage rates, maturities and certain other characteristics of the mortgage loans may vary.

Group I Distribution by Product Type

Product Type	Number of Mortgage Loans	Group I Cut-off Date Principal Balance ($)	% of Mortgage Pool by Group I Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
10/20 ARM	38	$7,274,572.42	1.65%	7.263%	359	79.88%	616
2/13 ARM	1	49,850.32	0.01	7.600	179	58.80	542
2/28 ARM	968	165,227,641.06	37.54	7.414	359	80.19	608
2/28 ARM - Balloon 40/30	633	132,800,416.90	30.17	7.266	359	79.26	607
3/27 ARM	48	6,551,118.78	1.49	7.265	358	82.57	622
3/27 ARM - Balloon 40/30	20	4,070,263.80	0.92	6.918	359	78.98	626
5/25 ARM	23	4,342,245.13	0.99	7.262	359	81.45	610
5/25 ARM - Balloon 40/30	16	3,965,929.45	0.90	6.916	359	73.64	627
6 Month Libor	1	119,875.74	0.03	9.275	358	80.00	506
Balloon 30/15 - Fixed	788	29,045,379.30	6.60	10.655	179	99.35	650
Balloon 40/30 - Fixed	39	6,012,447.26	1.37	7.241	359	73.85	610
Fixed - 10 Yr	5	228,908.90	0.05	7.431	115	73.97	696
Fixed - 15 Yr	28	1,913,017.08	0.43	8.049	179	76.82	614
Fixed - 20 Yr	14	1,275,898.48	0.29	7.574	238	72.13	627
Fixed - 30 Yr	176	25,448,977.18	5.78	7.499	358	78.20	630
IO ARM 10/20	11	2,717,270.00	0.62	6.649	359	74.64	643
IO ARM 2/28	187	41,204,891.55	9.36	6.693	359	81.52	658
IO ARM 3/27	24	5,285,770.00	1.20	6.545	359	82.58	646
IO ARM 5/25	12	2,610,738.90	0.59	6.442	358	79.90	673
Total:	3,032	$440,145,212.25	100.00%	7.486%	345	81.02%	618

Group I Distribution by Gross Interest Rate (%)

Range of Gross Interest Rate (%)	Number of Mortgage Loans	Group I Cut-off Date Principal Balance ($)	% of Mortgage Pool by Group I Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
5.000 - 5.499	4	$602,633.07	0.14%	5.303%	333	66.52%	673
5.500 - 5.999	81	19,695,943.08	4.47	5.882	358	77.06	646
6.000 - 6.499	231	50,297,854.49	11.43	6.279	358	76.72	642
6.500 - 6.999	580	116,652,104.46	26.50	6.775	358	78.07	633
7.000 - 7.499	355	66,978,702.37	15.22	7.257	357	79.65	616
7.500 - 7.999	499	87,676,491.81	19.92	7.738	357	81.63	601
8.000 - 8.499	250	34,332,704.34	7.80	8.230	354	83.60	593
8.500 - 8.999	200	25,862,398.22	5.88	8.721	346	83.31	580
9.000 - 9.499	80	6,942,786.66	1.58	9.162	331	88.52	578
9.500 - 9.999	199	9,780,066.27	2.22	9.809	255	91.83	614
10.000 - 10.499	65	2,731,030.69	0.62	10.244	199	97.15	639
10.500 - 10.999	233	9,158,251.85	2.08	10.786	186	98.67	645
11.000 - 11.499	78	2,918,733.22	0.66	11.273	183	99.69	623
11.500 - 11.999	138	5,039,856.69	1.15	11.772	179	99.29	627
12.000 - 12.499	19	725,386.49	0.16	12.263	179	98.38	627
12.500 - 12.999	20	750,268.54	0.17	12.713	178	98.17	623
Total:	3,032	$440,145,212.25	100.00%	7.486%	345	81.02%	618
Minimum: 5.050
Maximum: 12.875
Weighted Average: 7.486

Group I Distribution by Original Principal Balances ($)

Range of Original Principal Balances ($)	Number of Mortgage Loans	Group I Cut-off Date Principal Balance ($)	% of Mortgage Pool by Group I Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
1 - 25,000	231	$4,514,843.65	1.03%	10.463%	178	98.79%	639
25,001 - 50,000	461	17,185,547.15	3.90	10.283	205	95.62	644
50,001 - 75,000	345	21,253,303.33	4.83	9.370	266	89.29	633
75,001 - 100,000	206	18,108,500.29	4.11	7.730	354	79.31	614
100,001 - 125,000	218	24,660,162.75	5.60	7.435	357	80.35	616
125,001 - 150,000	251	34,472,624.42	7.83	7.376	356	79.17	609
150,001 - 175,000	213	34,566,780.98	7.85	7.365	356	78.49	613
175,001 - 200,000	214	40,052,740.90	9.10	7.168	358	77.75	621
200,001 - 225,000	183	39,116,929.37	8.89	7.264	359	79.03	613
225,001 - 250,000	191	45,366,337.15	10.31	7.233	359	78.27	613
250,001 - 275,000	134	34,988,228.81	7.95	7.000	357	81.57	624
275,001 - 300,000	135	38,950,634.73	8.85	7.117	359	80.83	617
300,001 - 325,000	95	29,732,569.98	6.76	7.095	359	80.67	615
325,001 - 350,000	92	31,081,005.79	7.06	7.148	359	81.23	615
350,001 - 375,000	29	10,321,425.28	2.35	7.358	359	82.85	623
375,001 - 400,000	1	382,326.63	0.09	6.375	359	90.00	661
400,001 - 425,000	9	3,722,089.55	0.85	6.919	358	75.49	609
425,001 - 450,000	7	3,063,471.35	0.70	7.286	358	88.52	653
450,001 - 475,000	6	2,769,655.14	0.63	6.883	359	84.54	645
475,001 - 500,000	5	2,438,238.66	0.55	6.747	359	77.96	651
500,001 - 750,000	6	3,397,796.34	0.77	6.745	358	77.79	610
Total:	3,032	$440,145,212.25	100.00%	7.486%	345	81.02%	618
Minimum: 14,200
Maximum: 650,000
Weighted Average: 145,281

Group I Distribution by Cut-off Date Principal Balances ($)

Range of Cut-off Date Principal Balances ($)	Number of Mortgage Loans	Group I Cut-off Date Principal Balance ($)	% of Mortgage Pool by Group I Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
1 - 25,000	231	$4,514,843.65	1.03%	10.463%	178	98.79%	639
25,001 - 50,000	462	17,235,525.76	3.92	10.280	205	95.60	644
50,001 - 75,000	345	21,278,324.36	4.83	9.366	266	89.30	632
75,001 - 100,000	206	18,133,345.94	4.12	7.726	354	78.91	614
100,001 - 125,000	218	24,685,215.49	5.61	7.433	357	80.59	616
125,001 - 150,000	250	34,347,726.39	7.80	7.378	356	79.17	609
150,001 - 175,000	214	34,741,718.75	7.89	7.361	356	78.51	613
175,001 - 200,000	213	39,877,803.13	9.06	7.170	358	77.73	621
200,001 - 225,000	183	39,116,929.37	8.89	7.264	359	79.03	613
225,001 - 250,000	191	45,366,337.15	10.31	7.233	359	78.27	613
250,001 - 275,000	134	34,988,228.81	7.95	7.000	357	81.57	624
275,001 - 300,000	135	38,950,634.73	8.85	7.117	359	80.83	617
300,001 - 325,000	95	29,732,569.98	6.76	7.095	359	80.67	615
325,001 - 350,000	92	31,081,005.79	7.06	7.148	359	81.23	615
350,001 - 375,000	29	10,321,425.28	2.35	7.358	359	82.85	623
375,001 - 400,000	1	382,326.63	0.09	6.375	359	90.00	661
400,001 - 425,000	9	3,722,089.55	0.85	6.919	358	75.49	609
425,001 - 450,000	7	3,063,471.35	0.70	7.286	358	88.52	653
450,001 - 475,000	6	2,769,655.14	0.63	6.883	359	84.54	645
475,001 - 500,000	5	2,438,238.66	0.55	6.747	359	77.96	651
500,001 - 750,000	6	3,397,796.34	0.77	6.745	358	77.79	610
Total:	3,032	$440,145,212.25	100.00%	7.486%	345	81.02%	618
Minimum: 14,190
Maximum: 647,387
Weighted Average: 145,167

Group I Distribution by Stated Original Term (months)

Stated Original Term (months)	Number of Mortgage Loans	Group I Cut-off Date Principal Balance ($)	% of Mortgage Pool by Group I Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
120	5	$228,908.90	0.05%	7.431%	115	73.97%	696
180	817	31,008,246.70	7.05	10.490	179	97.90	648
240	14	1,275,898.48	0.29	7.574	238	72.13	627
360	2,196	407,632,158.17	92.61	7.257	359	79.76	616
Total:	3,032	$440,145,212.25	100.00%	7.486%	345	81.02%	618
Minimum: 120
Maximum: 360
Weighted Average: 347

Group I Distribution by Stated Remaining Term (months)

Stated Remaining Term (months)	Number of Mortgage Loans	Group I Cut-off Date Principal Balance ($)	% of Mortgage Pool by Group I Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
109 - 120	5	$228,908.90	0.05%	7.431%	115	73.97%	696
169 - 180	817	31,008,246.70	7.05	10.490	179	97.90	648
229 - 240	14	1,275,898.48	0.29	7.574	238	72.13	627
349 - 360	2,196	407,632,158.17	92.61	7.257	359	79.76	616
Total:	3,032	$440,145,212.25	100.00%	7.486%	345	81.02%	618
Minimum: 113
Maximum: 360
Weighted Average: 345

Group I Distribution by Original Combined LTV Ratios (%)*

Range of Original Combined LTV Ratios (%)	Number of Mortgage Loans	Group I Cut-off Date Principal Balance ($)	% of Mortgage Pool by Group I Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
<= 10.00	1	$39,967.86	0.01%	7.100%	359	10.00%	611
10.01 - 15.00	3	148,963.28	0.03	8.736	318	11.93	650
15.01 - 20.00	4	372,786.63	0.08	7.300	359	18.18	566
20.01 - 25.00	3	264,826.60	0.06	7.421	359	24.20	609
25.01 - 30.00	5	556,903.28	0.13	6.954	358	27.70	635
30.01 - 35.00	5	740,659.70	0.17	6.995	331	32.98	556
35.01 - 40.00	11	1,638,324.78	0.37	7.058	353	38.63	611
40.01 - 45.00	14	1,899,185.84	0.43	7.414	353	43.26	586
45.01 - 50.00	25	4,339,500.87	0.99	7.185	354	47.42	578
50.01 - 55.00	29	4,665,025.01	1.06	6.923	352	52.68	598
55.01 - 60.00	51	10,534,677.67	2.39	6.854	356	57.98	598
60.01 - 65.00	60	11,611,668.84	2.64	7.340	359	62.70	577
65.01 - 70.00	117	23,328,580.65	5.30	7.130	356	68.48	594
70.01 - 75.00	134	27,242,533.37	6.19	7.089	357	73.80	591
75.01 - 80.00	1,022	182,717,147.10	41.51	7.091	358	79.70	634
80.01 - 85.00	240	44,717,462.72	10.16	7.462	357	84.34	586
85.01 - 90.00	291	55,124,051.24	12.52	7.477	356	89.47	622
90.01 - 95.00	277	41,717,463.31	9.48	8.036	349	94.62	614
95.01 - 100.00	740	28,485,483.50	6.47	10.418	190	99.90	651
Total:	3,032	$440,145,212.25	100.00%	7.486%	345	81.02%	618
Minimum: 10.00
Maximum: 100.00
Weighted Average: 81.02

* References to Weighted Average Original Combined Loan-to-Value ratios (LTVs) are references to LTVs for first liens and combined LTVs for second liens.

Group I Distribution by Gross Margins (%)

Range of Gross Margins (%)	Number of Mortgage Loans	Group I Cut-off Date Principal Balance ($)	% of Mortgage Pool by Group I Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
Fixed Rate Loans	1,050	$63,924,628.20	14.52%	8.926%	268	87.23%	637
3.501 - 4.000	124	22,488,801.22	5.11	7.245	359	81.15	632
4.001 - 4.500	5	677,658.12	0.15	6.477	357	71.13	626
4.501 - 5.000	3	487,756.10	0.11	6.319	358	77.97	674
5.001 - 5.500	134	26,883,004.55	6.11	6.606	358	75.86	611
5.501 - 6.000	280	56,822,399.71	12.91	6.711	359	76.26	618
6.001 - 6.500	484	95,279,324.89	21.65	7.056	359	78.69	617
6.501 - 7.000	351	69,239,555.02	15.73	7.242	359	79.68	617
7.001 - 7.500	295	50,948,338.37	11.58	7.650	359	83.18	611
7.501 - 8.000	273	48,078,910.46	10.92	8.050	359	85.13	606
8.001 - 8.500	25	4,103,993.34	0.93	8.239	358	86.69	584
8.501 - 9.000	6	819,678.09	0.19	8.723	358	85.81	602
9.001 - 9.500	2	391,164.18	0.09	8.550	359	70.00	554
Total:	3,032	$440,145,212.25	100.00%	7.486%	345	81.02%	618
Non-Zero Minimum: 3.535
Maximum: 9.375
Non-Zero Weighted Average: 6.457

Group I Distribution by Minimum Mortgage Rates (%)

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Group I Cut-off Date Principal Balance ($)	% of Mortgage Pool by Group I Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
Fixed Rate Loans	1,050	$63,924,628.20	14.52%	8.926%	268	87.23%	637
3.501 - 4.000	1	143,878.43	0.03	6.850	359	80.00	647
4.001 - 4.500	1	103,627.00	0.02	5.050	357	80.00	703
5.001 - 5.500	3	759,747.23	0.17	5.409	358	72.98	674
5.501 - 6.000	81	20,406,762.86	4.64	5.902	358	76.80	645
6.001 - 6.500	285	60,531,558.25	13.75	6.345	359	76.99	641
6.501 - 7.000	469	94,598,044.43	21.49	6.827	359	78.33	631
7.001 - 7.500	363	70,385,851.99	15.99	7.309	359	80.90	613
7.501 - 8.000	392	70,646,608.74	16.05	7.787	359	81.78	597
8.001 - 8.500	209	34,016,372.84	7.73	8.283	359	83.42	589
8.501 - 9.000	110	17,106,039.19	3.89	8.803	359	83.44	565
9.001 - 9.500	38	4,300,576.51	0.98	9.216	358	85.52	551
9.501 - 10.000	25	2,771,924.39	0.63	9.744	358	81.96	545
10.001 - 10.500	4	229,620.26	0.05	10.260	359	90.64	577
10.501 - 11.000	1	219,971.93	0.05	10.700	359	80.00	500
Total:	3,032	$440,145,212.25	100.00%	7.486%	345	81.02%	618
Non-Zero Minimum: 3.559
Maximum: 10.700
Non-Zero Weighted Average: 7.236

Group I Distribution by Maximum Mortgage Rates (%)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Group I Cut-off Date Principal Balance ($)	% of Mortgage Pool by Group I Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
Fixed Rate Loans	1,050	$63,924,628.20	14.52%	8.926%	268	87.23%	637
11.501 - 12.000	5	967,750.39	0.22	5.717	358	76.11	669
12.001 - 12.500	81	20,406,762.86	4.64	5.902	358	76.80	645
12.501 - 13.000	284	60,386,634.60	13.72	6.339	359	76.99	640
13.001 - 13.500	468	94,547,284.63	21.48	6.825	359	78.35	631
13.501 - 14.000	362	70,119,238.72	15.93	7.307	359	80.91	613
14.001 - 14.500	392	70,777,200.25	16.08	7.785	359	81.78	598
14.501 - 15.000	210	34,133,456.21	7.76	8.280	359	83.44	589
15.001 - 15.500	112	17,335,691.50	3.94	8.801	359	83.09	565
15.501 - 16.000	37	4,290,793.11	0.97	9.206	358	85.60	553
16.001 - 16.500	23	2,558,688.19	0.58	9.726	358	81.76	541
16.501 - 17.000	7	477,111.66	0.11	10.117	357	86.38	580
17.001 - 17.500	1	219,971.93	0.05	10.700	359	80.00	500
Total:	3,032	$440,145,212.25	100.00%	7.486%	345	81.02%	618
Non-Zero Minimum: 11.550
Maximum: 17.200
Non-Zero Weighted Average: 13.740

Group I Distribution by Initial Periodic Cap (%)

Initial Periodic Cap (%)	Number of Mortgage Loans	Group I Cut-off Date Principal Balance ($)	% of Mortgage Pool by Group I Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
Fixed Rate Loans	1,050	$63,924,628.20	14.52%	8.926%	268	87.23%	637
1.000	19	3,104,030.14	0.71	7.618	358	85.81	588
1.500	16	2,558,574.14	0.58	7.437	357	75.82	604
2.000	1	278,979.26	0.06	6.500	356	77.40	695
3.000	1,884	357,477,068.36	81.22	7.247	359	79.98	615
5.000	62	12,801,932.15	2.91	6.969	359	79.00	634
Total:	3,032	$440,145,212.25	100.00%	7.486%	345	81.02%	618
Non-Zero Minimum: 1.000
Maximum: 5.000
Non-Zero Weighted Average: 3.041

Group I Distribution by Subsequent Periodic Cap (%)

Subsequent Periodic Cap (%)	Number of Mortgage Loans	Group I Cut-off Date Principal Balance ($)	% of Mortgage Pool by Group I Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
Fixed Rate Loans	1,050	$63,924,628.20	14.52%	8.926%	268	87.23%	637
1.000	1,975	375,278,174.30	85.26	7.239	359	79.98	615
1.500	1	329,100.18	0.07	6.500	357	75.00	572
2.000	6	613,309.57	0.14	9.074	357	73.52	571
Total:	3,032	$440,145,212.25	100.00%	7.486%	345	81.02%	618
Non-Zero Minimum: 1.000
Maximum: 2.000
Non-Zero Weighted Average: 1.002

Group I Distribution by Next Rate Adjustment Dates

Next Rate Adjustment Dates	Number of Mortgage Loans	Group I Cut-off Date Principal Balance ($)	% of Mortgage Pool by Group I Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
Fixed Rate Loans	1,050	$63,924,628.20	14.52%	8.926%	268	87.23%	637
April 2006	1	119,875.74	0.03	9.275	358	80.00	506
February 2007	1	49,666.14	0.01	8.175	350	83.30	568
March 2007	5	1,261,085.94	0.29	6.687	351	77.21	655
June 2007	2	493,369.53	0.11	8.525	354	86.99	533
July 2007	9	1,569,139.75	0.36	7.512	355	82.51	629
August 2007	28	6,426,601.85	1.46	7.052	356	78.36	617
September 2007	120	20,923,116.41	4.75	7.244	357	79.77	606
October 2007	229	41,315,390.41	9.39	7.468	358	82.52	604
November 2007	1,394	267,053,179.80	60.67	7.244	359	79.63	615
December 2007	1	191,250.00	0.04	6.500	360	85.00	664
August 2008	3	506,356.90	0.12	6.329	356	81.65	646
September 2008	11	1,836,010.30	0.42	6.870	357	80.75	608
October 2008	14	2,210,348.52	0.50	7.109	358	81.98	634
November 2008	64	11,354,436.86	2.58	6.942	359	81.73	634
September 2010	10	2,386,112.20	0.54	6.654	357	81.94	632
October 2010	5	1,106,695.56	0.25	6.856	358	81.20	655
November 2010	36	7,426,105.72	1.69	7.045	359	76.62	627
October 2015	3	903,726.77	0.21	6.955	358	82.63	603
November 2015	46	9,088,115.65	2.06	7.110	359	78.04	626
Total:	3,032	$440,145,212.25	100.00%	7.486%	345	81.02%	618

Group I Distribution by Geographic Distribution of Mortgaged Properties

Geographic Distribution of Mortgaged Properties	Number of Mortgage Loans	Group I Cut-off Date Principal Balance ($)	% of Mortgage Pool by Group I Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
California	464	$103,983,062.40	23.62%	7.120%	354	76.15%	615
Massachusetts	180	34,672,659.94	7.88	7.031	347	79.91	623
Maryland	193	32,256,425.03	7.33	7.629	344	82.07	615
Florida	230	30,466,362.64	6.92	7.583	346	81.78	620
Illinois	213	27,299,038.40	6.20	7.607	339	83.02	632
New York	112	25,394,589.67	5.77	7.089	352	81.05	610
New Jersey	115	20,832,335.69	4.73	7.408	348	80.18	622
Washington	145	19,237,152.31	4.37	7.567	338	83.93	623
Texas	213	17,722,509.06	4.03	7.798	339	83.35	622
Arizona	100	13,659,783.53	3.10	7.924	342	81.88	617
Virginia	80	12,480,685.21	2.84	7.787	344	82.19	615
Nevada	64	10,415,599.34	2.37	7.390	344	82.83	646
Connecticut	72	9,994,047.23	2.27	7.833	340	82.01	621
Louisiana	103	7,843,399.95	1.78	7.945	336	86.55	624
Pennsylvania	81	7,642,849.50	1.74	7.804	333	82.62	613
Other	667	66,244,712.35	15.05	7.928	340	84.65	612
Total:	3,032	$440,145,212.25	100.00%	7.486%	345	81.02%	618
Number of States/District of Columbia Represented: 44

Group I Distribution by Occupancy

Occupancy	Number of Mortgage Loans	Group I Cut-off Date Principal Balance ($)	% of Mortgage Pool by Group I Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
Primary	2,785	$404,273,474.56	91.85%	7.478%	345	80.72%	613
Second Home	145	18,777,425.61	4.27	7.602	337	84.15	689
Investment	102	17,094,312.08	3.88	7.544	359	84.51	677
Total:	3,032	$440,145,212.25	100.00%	7.486%	345	81.02%	618

Group I Distribution by Property Type

Property Type	Number of Mortgage Loans	Group I Cut-off Date Principal Balance ($)	% of Mortgage Pool by Group I Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
Single Family	2,201	$310,231,729.58	70.48%	7.505%	346	80.86%	613
Condominium	298	38,942,795.82	8.85	7.355	343	81.26	639
2-4 Family	169	38,834,983.51	8.82	7.255	350	80.01	631
PUD - Detached	234	33,199,829.89	7.54	7.627	341	82.37	630
PUD - Attached	130	18,935,873.45	4.30	7.656	338	82.75	622
Total:	3,032	$440,145,212.25	100.00%	7.486%	345	81.02%	618

Group I Distribution by Loan Purpose

Loan Purpose	Number of Mortgage Loans	Group I Cut-off Date Principal Balance ($)	% of Mortgage Pool by Group I Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
Refinance - Cash Out	1,726	$313,335,738.56	71.19%	7.343%	352	79.49%	607
Purchase	1,172	106,824,887.56	24.27	7.927	328	85.35	651
Refinance - Rate/Term	134	19,984,586.13	4.54	7.362	346	81.76	617
Total:	3,032	$440,145,212.25	100.00%	7.486%	345	81.02%	618

Group I Distribution by Documentation Level

Documentation Level	Number of Mortgage Loans	Group I Cut-off Date Principal Balance ($)	% of Mortgage Pool by Group I Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
Full Documentation	1,497	$198,112,507.78	45.01%	7.523%	347	82.57%	603
Stated Documentation	1,076	167,361,214.18	38.02	7.488	343	78.58	641
Limited Documentation	459	74,671,490.29	16.97	7.381	348	82.35	610
Total:	3,032	$440,145,212.25	100.00%	7.486%	345	81.02%	618

Group I Distribution by Credit Score

Credit Score	Number of Mortgage Loans	Group I Cut-off Date Principal Balance ($)	% of Mortgage Pool by Group I Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
500 - 524	164	$28,301,975.83	6.43%	8.153%	359	75.69%	513
525 - 549	170	29,108,878.11	6.610	7.885	357	77.31	536
550 - 574	261	47,347,128.77	10.760	7.612	357	79.41	562
575 - 599	365	54,836,571.55	12.460	7.480	349	80.54	588
600 - 624	645	89,369,141.73	20.300	7.390	342	81.39	612
625 - 649	536	71,875,662.80	16.330	7.447	341	82.76	637
650 - 674	355	47,357,557.86	10.760	7.328	341	82.28	661
675 - 699	219	30,333,093.08	6.890	7.336	338	83.27	685
700 - 724	143	19,272,496.52	4.380	7.133	337	82.56	711
725 - 749	88	10,978,925.62	2.490	7.242	335	83.45	736
750 - 774	52	7,348,135.73	1.670	7.087	342	82.81	761
775 - 799	29	3,573,289.75	0.810	7.341	336	81.42	788
800 - 824	5	442,354.90	0.100	7.799	337	86.39	807
Total:	3,032	$440,145,212.25	100.00%	7.486%	345	81.02%	618
Non-Zero Minimum: 500
Maximum: 816
Non-Zero Weighted Average: 618

Group I Distribution by Prepayment Penalty Term (months)

Prepayment Penalty Term (months)	Number of Mortgage Loans	Group I Cut-off Date Principal Balance ($)	% of Mortgage Pool by Group I Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
0	1,346	$187,467,798.93	42.59%	7.592%	340	81.96%	621
12	64	11,446,632.02	2.60	7.637	352	80.39	627
24	1,389	206,536,431.19	46.92	7.424	349	80.73	614
36	233	34,694,350.11	7.88	7.230	350	77.84	627
Total:	3,032	$440,145,212.25	100.00%	7.486%	345	81.02%	618
Non-Zero Minimum: 12
Maximum: 36
Non-Zero Weighted Average: 25

Group I Distribution by Lien Position

Lien Position	Number of Mortgage Loans	Group I Cut-off Date Principal Balance ($)	% of Mortgage Pool by Group I Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
1	2,224	$410,526,049.43	93.27%	7.258%	357	79.70%	616
2	808	29,619,162.82	6.73	10.643	179	99.28	650
Total:	3,032	$440,145,212.25	100.00%	7.486%	345	81.02%	618

Group I Distribution by Interest Only Term (months)

Interest Only Term (months)	Number of Mortgage Loans	Group I Cut-off Date Principal Balance ($)	% of Mortgage Pool by Group I Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
0	2,798	$388,326,541.80	88.23%	7.596%	344	80.99%	613
60	210	46,485,200.92	10.56	6.690	359	81.67	655
120	24	5,333,469.53	1.21	6.430	359	77.00	669
Total:	3,032	$440,145,212.25	100.00%	7.486%	345	81.02%	618

Group II Statistical Collateral Summary*

Summary	Total	Minimum	Maximum
Group II Cut-Off Date Principal Balance	$1,030,494,291
Number of Mortgage Loans	4,285

Average Cut-Off Date Principal Balance	$240,489	$14,991	$1,206,804
(1) (2) Weighted Average Combined Original Loan-to-Value	83.15%	14.30%	100.00%
(1) Weighted Average Mortgage Rate	7.472%	5.025%	12.990%
(1) Weighted Average Net Mortgage Rate	6.972%	4.525%	12.490%
(1) Weighted Average Note Margin	6.478%	3.550%	9.000%
(1) Weighted Average Maximum Mortgage Rate	13.564%	11.525%	18.000%
(1) Weighted Average Minimum Mortgage Rate	7.063%	4.615%	11.500%
(1) Weighted Average Term to Next Rate Adjustment Rate (months)	26	4	119
(1) Weighted Average Remaining Term to Stated Maturity (months)	338	175	360
(1) Weighted Average Credit Score	644	500	811

(1) Weighted Average reflected in Total.

(2) References to Weighted Average Original Combined Loan-to-Value ratios (LTVs) are references to LTVs for first liens and combined LTVs for second liens.

		Percent of Cut-off Date
	Range	Principal Balance
Product Type	ARM	85.32%
	Fixed	14.68%

Lien	First	88.55%
	Second	11.45%

Property Type	Single Family	70.11%
	PUD - Detached	12.00%
	Condominium	8.02%
	2-4 Family	7.23%
	PUD - Attached	2.64%

Occupancy Status	Primary Residence	97.74%
	Second Home	1.38%
	Investment	0.88%

Documentation Type	Full Documentation	25.66%
	Limited Documentation	19.78%
	Stated Documentation	54.56%

Loans with Prepayment Penalties		63.08%

* The statistical information presented in this free writing prospectus relates to a pool of mortgage loans identified on the collateral selection date. Approximately 96% of the loans in this statistical pool (by scheduled balance) are expected to be delivered to the trust on the closing date. It is not expected that the changes to the mortgage pool will materially alter the characteristics of the mortgage loans as described herein, although the range of mortgage rates, maturities and certain other characteristics of the mortgage loans may vary.

Group II Distribution by Product Type

Product Type	Number of Mortgage Loans	Group II Cut-off Date Principal Balance ($)	% of Mortgage Pool by Group II Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
10/20 ARM	29	$9,023,665.61	0.88%	6.818%	359	79.30%	642
2/28 ARM	915	251,299,689.68	24.39	7.343	359	81.17	634
2/28 ARM - Balloon 40/30	1,150	409,110,999.07	39.70	7.109	359	81.01	631
3/27 ARM	32	10,140,103.61	0.98	7.007	358	80.08	648
3/27 ARM - Balloon 40/30	31	12,104,263.86	1.17	6.968	359	81.95	637
5/25 ARM	8	3,303,641.29	0.32	6.877	358	77.20	651
5/25 ARM - Balloon 40/30	21	7,577,651.75	0.74	6.545	359	81.70	641
6 Month Libor	2	633,235.75	0.06	8.271	358	83.57	616
Balloon 30/15 - Fixed	1,476	117,485,256.18	11.40	10.558	179	99.42	661
Balloon 40/30 - Fixed	30	8,220,967.94	0.80	7.120	359	82.97	629
Fixed - 15 Yr	10	907,098.22	0.09	8.821	179	87.63	654
Fixed - 30 Yr	99	24,712,958.41	2.40	7.306	359	81.18	636
IO ARM 10/20	28	11,697,796.72	1.14	6.580	359	80.24	688
IO ARM 2/28	409	149,729,597.73	14.53	6.623	359	81.18	675
IO ARM 3/27	25	7,072,380.00	0.69	6.507	359	81.79	667
IO ARM 5/25	20	7,474,984.70	0.73	6.549	358	77.26	689
Total:	4,285	$1,030,494,290.52	100.00%	7.472%	338	83.15%	644

Group II Distribution by Gross Interest Rate (%)

Range of Gross Interest Rate (%)	Number of Mortgage Loans	Group II Cut-off Date Principal Balance ($)	% of Mortgage Pool by Group II Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
5.000 - 5.499	4	$1,950,734.59	0.19%	5.217%	358	77.43%	699
5.500 - 5.999	147	54,720,664.88	5.31	5.882	359	79.73	669
6.000 - 6.499	373	138,579,064.59	13.45	6.276	359	79.87	657
6.500 - 6.999	941	318,605,804.03	30.92	6.772	359	80.20	649
7.000 - 7.499	441	137,531,551.11	13.35	7.255	359	80.94	642
7.500 - 7.999	541	164,691,686.36	15.98	7.730	359	82.36	628
8.000 - 8.499	201	53,940,029.18	5.23	8.243	352	84.84	618
8.500 - 8.999	201	39,702,584.75	3.85	8.707	331	86.90	604
9.000 - 9.499	76	10,987,050.41	1.07	9.219	293	88.49	624
9.500 - 9.999	354	28,117,584.67	2.73	9.848	199	97.89	667
10.000 - 10.499	128	11,060,517.90	1.07	10.236	187	98.59	660
10.500 - 10.999	439	37,538,460.35	3.64	10.771	179	99.42	654
11.000 - 11.499	216	17,963,855.21	1.74	11.252	179	99.58	639
11.500 - 11.999	151	10,264,914.75	1.00	11.770	184	98.80	634
12.000 - 12.499	36	2,666,795.83	0.26	12.283	179	98.96	629
12.500 - 12.999	36	2,172,991.91	0.21	12.721	179	98.18	623
Total:	4,285	$1,030,494,290.52	100.00%	7.472%	338	83.15%	644
Minimum: 5.025
Maximum: 12.990
Weighted Average: 7.472

Group II Distribution by Original Principal Balances ($)

Range of Original Principal Balances ($)	Number of Mortgage Loans	Group II Cut-off Date Principal Balance ($)	% of Mortgage Pool by Group II Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
1 - 25,000	31	$662,747.82	0.06%	10.853%	179	99.39%	638
25,001 - 50,000	308	11,941,894.69	1.16	10.497	188	97.78	651
50,001 - 75,000	470	29,825,069.06	2.89	10.438	198	97.53	653
75,001 - 100,000	466	40,207,735.26	3.90	10.016	214	96.24	651
100,001 - 125,000	344	38,604,346.51	3.75	9.128	255	91.86	652
125,001 - 150,000	263	36,035,771.86	3.50	8.566	288	87.85	640
150,001 - 175,000	156	25,372,176.07	2.46	7.888	326	84.46	641
175,001 - 200,000	196	36,934,933.32	3.58	7.598	337	81.54	636
200,001 - 225,000	178	38,048,003.56	3.69	7.270	357	81.00	638
225,001 - 250,000	139	32,942,286.68	3.20	7.169	356	79.17	636
250,001 - 275,000	180	47,459,922.55	4.61	7.153	357	80.90	633
275,001 - 300,000	167	47,846,879.20	4.64	7.019	359	80.14	649
300,001 - 325,000	147	46,104,232.75	4.47	7.058	359	80.95	641
325,001 - 350,000	130	43,894,586.18	4.26	7.015	359	81.05	648
350,001 - 375,000	142	51,351,583.03	4.98	6.994	359	81.00	646
375,001 - 400,000	148	57,456,605.42	5.58	6.969	358	81.02	644
400,001 - 425,000	123	50,980,212.10	4.95	7.043	359	81.63	636
425,001 - 450,000	101	44,291,269.73	4.30	7.036	359	81.05	647
450,001 - 475,000	93	43,073,646.16	4.18	7.078	359	82.31	633
475,001 - 500,000	85	41,554,332.62	4.03	6.821	359	81.51	649
500,001 - 750,000	350	207,226,584.29	20.11	7.063	359	82.06	646
750,001 - 1,000,000	61	50,874,972.05	4.94	6.943	358	79.48	639
1,000,001 - 1,250,000	7	7,804,499.61	0.76	6.941	358	77.48	653
Total:	4,285	$1,030,494,290.52	100.00%	7.472%	338	83.15%	644
Minimum: 15,000
Maximum: 1,207,500
Weighted Average: 240,629

Group II Distribution by Cut-off Date Principal Balances ($)

Range of Cut-off Date Principal Balances ($)	Number of Mortgage Loans	Group II Cut-off Date Principal Balance ($)	% of Mortgage Pool by Group II Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
1 - 25,000	31	$662,747.82	0.06%	10.853%	179	99.39%	638
25,001 - 50,000	308	11,941,894.69	1.16	10.497	188	97.78	651
50,001 - 75,000	470	29,825,069.06	2.89	10.438	198	97.53	653
75,001 - 100,000	466	40,207,735.26	3.90	10.016	214	96.24	651
100,001 - 125,000	344	38,604,346.51	3.75	9.128	255	91.86	652
125,001 - 150,000	263	36,035,771.86	3.50	8.566	288	87.85	640
150,001 - 175,000	156	25,372,176.07	2.46	7.888	326	84.46	641
175,001 - 200,000	196	36,934,933.32	3.58	7.598	337	81.54	636
200,001 - 225,000	178	38,048,003.56	3.69	7.270	357	81.00	638
225,001 - 250,000	139	32,942,286.68	3.20	7.169	356	79.17	636
250,001 - 275,000	182	48,009,612.07	4.66	7.150	357	80.89	634
275,001 - 300,000	165	47,297,189.68	4.59	7.021	359	80.14	649
300,001 - 325,000	147	46,104,232.75	4.47	7.058	359	80.95	641
325,001 - 350,000	131	44,241,345.15	4.29	7.020	359	81.08	648
350,001 - 375,000	142	51,379,749.76	4.99	6.993	359	80.96	646
375,001 - 400,000	147	57,081,679.72	5.54	6.965	358	81.03	644
400,001 - 425,000	124	51,405,027.72	4.99	7.039	359	81.69	637
425,001 - 450,000	100	43,866,454.11	4.26	7.041	359	80.99	646
450,001 - 475,000	93	43,073,646.16	4.18	7.078	359	82.31	633
475,001 - 500,000	85	41,554,332.62	4.03	6.821	359	81.51	649
500,001 - 750,000	350	207,226,584.29	20.11	7.063	359	82.06	646
750,001 - 1,000,000	61	50,874,972.05	4.94	6.943	358	79.48	639
1,000,001 - 1,250,000	7	7,804,499.61	0.76	6.941	358	77.48	653
Total:	4,285	$1,030,494,290.52	100.00%	7.472%	338	83.15%	644
Minimum: 14,991
Maximum: 1,206,804
Weighted Average: 240,489

Group II Distribution by Stated Original Term (months)

Stated Original Term (months)	Number of Mortgage Loans	Group II Cut-off Date Principal Balance ($)	% of Mortgage Pool by Group II Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
180	1,486	$118,392,354.40	11.49%	10.545%	179	99.33%	661
360	2,799	912,101,936.12	88.51	7.073	359	81.05	641
Total:	4,285	$1,030,494,290.52	100.00%	7.472%	338	83.15%	644
Minimum: 180
Maximum: 360
Weighted Average: 339

Group II Distribution by Stated Remaining Term (months)

Stated Remaining Term (months)	Number of Mortgage Loans	Group II Cut-off Date Principal Balance ($)	% of Mortgage Pool by Group II Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
169 - 180	1,486	$118,392,354.40	11.49%	10.545%	179	99.33%	661
349 - 360	2,799	912,101,936.12	88.51	7.073	359	81.05	641
Total:	4,285	$1,030,494,290.52	100.00%	7.472%	338	83.15%	644
Minimum: 175
Maximum: 360
Weighted Average: 338

Group II Distribution by Original Combined LTV Ratios (%)*

Range of Original Combined LTV Ratios (%)	Number of Mortgage Loans	Group II Cut-off Date Principal Balance ($)	% of Mortgage Pool by Group II Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
10.01 - 15.00	1	$39,965.56	0.00%	6.750%	359	14.30%	605
20.01 - 25.00	1	49,931.81	0.00	9.200	358	21.70	511
25.01 - 30.00	1	122,893.06	0.01	6.700	359	25.40	619
35.01 - 40.00	7	1,065,307.18	0.10	7.115	359	38.13	583
40.01 - 45.00	7	1,593,261.63	0.15	6.612	359	43.31	637
45.01 - 50.00	9	2,346,332.92	0.23	6.732	358	48.33	574
50.01 - 55.00	12	3,618,490.52	0.35	7.121	359	52.95	589
55.01 - 60.00	19	5,929,348.83	0.58	7.218	359	58.50	593
60.01 - 65.00	30	9,965,542.03	0.97	6.898	359	62.83	588
65.01 - 70.00	63	20,346,490.24	1.97	7.137	359	68.68	593
70.01 - 75.00	123	49,394,961.42	4.79	7.031	357	74.02	621
75.01 - 80.00	1,890	596,736,969.28	57.91	6.963	359	79.88	655
80.01 - 85.00	175	65,286,703.56	6.34	7.189	358	84.43	609
85.01 - 90.00	284	96,298,620.61	9.34	7.374	354	89.69	630
90.01 - 95.00	285	66,193,151.07	6.42	7.997	343	94.80	615
95.01 - 100.00	1,378	111,506,320.80	10.82	10.493	182	99.96	661
Total:	4,285	$1,030,494,290.52	100.00%	7.472%	338	83.15%	644
Minimum: 14.30
Maximum: 100.00
Weighted Average: 83.15

* References to Weighted Average Original Combined Loan-to-Value ratios (LTVs) are references to LTVs for first liens and combined LTVs for second liens.

Group II Distribution by Gross Margins (%)

Range of Gross Margins (%)	Number of Mortgage Loans	Group II Cut-off Date Principal Balance ($)	% of Mortgage Pool by Group II Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
Fixed Rate Loans	1,615	$151,326,280.75	14.68%	9.830%	218	95.48%	655
3.501 - 4.000	102	27,023,925.13	2.62	7.304	359	82.87	646
4.001 - 4.500	2	899,715.35	0.09	5.433	358	74.87	759
4.501 - 5.000	10	3,915,669.83	0.38	6.037	358	84.45	664
5.001 - 5.500	176	54,068,175.81	5.25	6.682	359	78.45	639
5.501 - 6.000	401	144,561,705.78	14.03	6.511	359	79.10	649
6.001 - 6.500	777	262,107,498.16	25.44	6.887	359	80.13	644
6.501 - 7.000	558	180,242,118.48	17.49	7.143	359	81.55	649
7.001 - 7.500	328	109,271,668.46	10.60	7.514	359	82.53	630
7.501 - 8.000	297	91,088,799.35	8.84	7.902	359	84.46	623
8.001 - 8.500	13	4,543,256.94	0.44	8.313	359	84.58	595
8.501 - 9.000	6	1,445,476.48	0.14	8.558	359	84.20	576
Total:	4,285	$1,030,494,290.52	100.00%	7.472%	338	83.15%	644
Non-Zero Minimum: 3.550
Maximum: 9.000
Non-Zero Weighted Average: 6.478

Group II Distribution by Minimum Mortgage Rates (%)

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Group II Cut-off Date Principal Balance ($)	% of Mortgage Pool by Group II Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
Fixed Rate Loans	1,615	$151,326,280.75	14.68%	9.830%	218	95.48%	655
4.501 - 5.000	2	1,180,042.53	0.11	5.852	357	85.76	683
5.001 - 5.500	7	2,906,826.85	0.28	5.310	358	78.10	688
5.501 - 6.000	159	59,114,754.88	5.74	5.916	359	79.50	669
6.001 - 6.500	444	164,792,561.35	15.99	6.344	359	79.57	654
6.501 - 7.000	830	279,528,547.40	27.13	6.816	359	80.54	649
7.001 - 7.500	472	149,295,138.91	14.49	7.310	359	80.79	643
7.501 - 8.000	438	133,541,966.18	12.96	7.780	359	82.75	624
8.001 - 8.500	175	53,782,266.46	5.22	8.285	359	83.82	613
8.501 - 9.000	101	25,312,001.45	2.46	8.740	359	84.35	582
9.001 - 9.500	27	6,534,637.60	0.63	9.247	359	84.93	591
9.501 - 10.000	11	2,373,970.38	0.23	9.748	359	86.11	557
10.001 - 10.500	2	411,083.12	0.04	10.403	359	86.82	572
10.501 - 11.000	1	92,764.11	0.01	10.625	359	80.00	514
11.001 - 11.500	1	301,448.55	0.03	11.500	356	77.00	502
Total:	4,285	$1,030,494,290.52	100.00%	7.472%	338	83.15%	644
Non-Zero Minimum: 4.615
Maximum: 11.500
Non-Zero Weighted Average: 7.063

Group II Distribution by Maximum Mortgage Rates (%)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Group II Cut-off Date Principal Balance ($)	% of Mortgage Pool by Group II Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
Fixed Rate Loans	1,615	$151,326,280.75	14.68%	9.830%	218	95.48%	655
11.501 - 12.000	7	2,906,826.85	0.28	5.310	358	78.10	688
12.001 - 12.500	160	59,952,631.13	5.82	5.906	359	79.62	670
12.501 - 13.000	445	165,098,836.35	16.02	6.344	359	79.57	654
13.001 - 13.500	831	280,144,114.97	27.19	6.818	359	80.54	649
13.501 - 14.000	472	148,948,463.34	14.45	7.308	359	80.79	643
14.001 - 14.500	436	133,167,630.53	12.92	7.781	359	82.76	624
14.501 - 15.000	175	53,323,729.56	5.17	8.276	359	84.15	614
15.001 - 15.500	102	25,911,873.28	2.51	8.746	359	83.65	581
15.501 - 16.000	27	6,534,637.60	0.63	9.247	359	84.93	591
16.001 - 16.500	11	2,373,970.38	0.23	9.748	359	86.11	557
16.501 - 17.000	2	411,083.12	0.04	10.403	359	86.82	572
17.001 - 17.500	1	92,764.11	0.01	10.625	359	80.00	514
17.501 - 18.000	1	301,448.55	0.03	11.500	356	77.00	502
Total:	4,285	$1,030,494,290.52	100.00%	7.472%	338	83.15%	644
Non-Zero Minimum: 11.525
Maximum: 18.000
Non-Zero Weighted Average: 13.564

Group II Distribution by Initial Periodic Cap (%)

Initial Periodic Cap (%)	Number of Mortgage Loans	Group II Cut-off Date Principal Balance ($)	% of Mortgage Pool by Group II Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
Fixed Rate Loans	1,615	$151,326,280.75	14.68%	9.830%	218	95.48%	655
1.000	15	3,973,250.78	0.39	7.284	358	81.32	628
1.500	3	1,461,144.63	0.14	5.697	357	81.49	739
2.625	1	587,769.62	0.06	6.900	359	80.00	718
3.000	2,573	844,729,588.27	81.97	7.081	359	81.09	640
3.110	1	219,809.44	0.02	6.550	358	80.00	701
5.000	77	28,196,447.03	2.74	6.648	359	79.15	673
Total:	4,285	$1,030,494,290.52	100.00%	7.472%	338	83.15%	644
Non-Zero Minimum: 1.000
Maximum: 5.000
Non-Zero Weighted Average: 3.052

Group II Distribution by Subsequent Periodic Cap (%)

Subsequent Periodic Cap (%)	Number of Mortgage Loans	Group II Cut-off Date Principal Balance ($)	% of Mortgage Pool by Group II Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
Fixed Rate Loans	1,615	$151,326,280.75	14.68%	9.830%	218	95.48%	655
1.000	2,670	879,168,009.77	85.32	7.066	359	81.03	642
Total:	4,285	$1,030,494,290.52	100.00%	7.472%	338	83.15%	644
Non-Zero Minimum: 1.000
Maximum: 1.000
Non-Zero Weighted Average: 1.000

Group II Distribution by Next Rate Adjustment Dates

Next Rate Adjustment Dates	Number of Mortgage Loans	Group II Cut-off Date Principal Balance ($)	% of Mortgage Pool by Group II Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
Fixed Rate Loans	1,615	$151,326,280.75	14.68%	9.830%	218	95.48%	655
April 2006	1	399,460.33	0.04	7.990	358	79.80	602
May 2006	1	233,775.42	0.02	8.750	359	90.00	640
May 2007	1	536,840.65	0.05	6.990	353	90.00	623
July 2007	3	2,125,646.25	0.21	6.640	355	80.00	605
August 2007	15	6,017,731.32	0.58	6.845	356	82.01	618
September 2007	69	28,547,495.12	2.77	6.760	357	81.22	640
October 2007	289	98,478,085.61	9.56	7.169	358	81.45	633
November 2007	2,095	673,936,187.53	65.40	7.098	359	81.02	642
December 2007	2	498,300.00	0.05	7.635	360	82.30	591
August 2008	2	1,124,835.76	0.11	6.408	356	80.00	649
September 2008	4	1,699,623.24	0.16	6.004	357	86.64	664
October 2008	10	3,975,036.14	0.39	7.522	358	83.75	652
November 2008	72	22,517,252.33	2.19	6.844	359	80.49	646
August 2010	1	580,822.85	0.06	6.375	356	75.70	698
September 2010	3	1,256,963.51	0.12	5.788	357	80.00	702
October 2010	10	5,603,235.72	0.54	6.438	358	77.10	673
November 2010	35	10,915,255.66	1.06	6.800	359	80.18	650
October 2015	5	1,295,767.45	0.13	6.898	358	79.88	676
November 2015	52	19,425,694.88	1.89	6.669	359	79.83	667
Total:	4,285	$1,030,494,290.52	100.00%	7.472%	338	83.15%	644

Group II Distribution by Geographic Distribution of Mortgaged Properties

Geographic Distribution of Mortgaged Properties	Number of Mortgage Loans	Group II Cut-off Date Principal Balance ($)	% of Mortgage Pool by Group II Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
California	1,809	$526,394,318.56	51.08%	7.372%	337	83.06%	647
New York	287	80,076,022.03	7.77	7.391	339	83.26	651
New Jersey	236	51,749,139.03	5.02	7.596	338	81.89	642
Florida	241	47,659,835.61	4.62	7.502	343	83.08	639
Maryland	198	47,024,919.12	4.56	7.681	336	84.11	637
Massachusetts	143	34,181,881.11	3.32	7.240	342	81.93	635
Virginia	120	31,757,968.12	3.08	7.791	337	81.83	637
Washington	147	28,808,946.39	2.80	7.577	339	83.04	637
Texas	225	28,055,590.26	2.72	7.790	333	83.58	645
Illinois	138	27,526,915.43	2.67	7.633	339	84.61	645
Nevada	111	24,665,954.71	2.39	7.529	338	83.00	655
Arizona	96	18,333,411.06	1.78	7.724	342	83.87	647
Connecticut	57	13,590,041.20	1.32	7.565	343	82.46	632
Pennsylvania	48	8,850,000.36	0.86	7.716	350	84.08	611
Louisiana	67	6,473,085.14	0.63	8.087	340	84.86	612
Other	362	55,346,262.39	5.37	7.638	340	84.54	627
Total:	4,285	$1,030,494,290.52	100.00%	7.472%	338	83.15%	644
Number of States/District of Columbia Represented: 44

Group II Distribution by Occupancy

Occupancy	Number of Mortgage Loans	Group II Cut-off Date Principal Balance ($)	% of Mortgage Pool by Group II Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
Primary	4,196	$1,007,201,956.74	97.74%	7.473%	338	83.15%	643
Second Home	56	14,178,368.68	1.38	7.339	341	82.92	673
Investment	33	9,113,965.10	0.88	7.541	359	83.73	684
Total:	4,285	$1,030,494,290.52	100.00%	7.472%	338	83.15%	644

Group II Distribution by Property Type

Property Type	Number of Mortgage Loans	Group II Cut-off Date Principal Balance ($)	% of Mortgage Pool by Group II Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
Single Family	2,992	$722,507,943.57	70.11%	7.438%	338	83.00%	642
PUD - Detached	506	123,658,401.87	12.00	7.565	337	83.28	643
Condominium	386	82,600,026.03	8.02	7.534	337	83.65	649
2-4 Family	268	74,540,019.61	7.23	7.502	339	83.71	655
PUD - Attached	133	27,187,899.44	2.64	7.679	336	83.43	647
Total:	4,285	$1,030,494,290.52	100.00%	7.472%	338	83.15%	644

Group II Distribution by Loan Purpose

Loan Purpose	Number of Mortgage Loans	Group II Cut-off Date Principal Balance ($)	% of Mortgage Pool by Group II Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
Purchase	3,122	$647,552,607.83	62.84%	7.618%	331	84.15%	657
Refinance - Cash Out	1,103	365,429,951.87	35.46	7.227	350	81.35	621
Refinance - Rate/Term	60	17,511,730.82	1.70	7.167	344	83.48	638
Total:	4,285	$1,030,494,290.52	100.00%	7.472%	338	83.15%	644

Group II Distribution by Documentation Level

Documentation Level	Number of Mortgage Loans	Group II Cut-off Date Principal Balance ($)	% of Mortgage Pool by Group II Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
Stated Documentation	2,360	$562,247,193.23	54.56%	7.648%	335	82.37%	656
Full Documentation	1,199	264,391,192.60	25.66	7.222	343	84.22	624
Limited Documentation	726	203,855,904.69	19.78	7.310	341	83.91	633
Total:	4,285	$1,030,494,290.52	100.00%	7.472%	338	83.15%	644

Group II Distribution by Credit Score

Credit Score	Number of Mortgage Loans	Group II Cut-off Date Principal Balance ($)	% of Mortgage Pool by Group II Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
500 - 524	85	$20,436,952.99	1.98%	8.222%	359	77.10%	513
525 - 549	102	30,381,468.84	2.95	7.880	359	79.41	538
550 - 574	169	50,599,340.21	4.91	7.588	359	82.99	563
575 - 599	349	85,010,496.98	8.25	7.473	347	82.60	588
600 - 624	830	192,384,460.02	18.67	7.550	338	83.49	612
625 - 649	828	195,269,891.13	18.95	7.492	337	83.28	637
650 - 674	773	181,306,172.19	17.59	7.452	332	83.73	661
675 - 699	503	121,664,200.64	11.81	7.339	333	83.36	686
700 - 724	307	72,152,343.62	7.00	7.300	332	83.81	711
725 - 749	176	44,205,804.60	4.29	7.228	334	83.92	737
750 - 774	105	24,003,990.93	2.33	7.262	332	83.80	761
775 - 799	51	11,589,835.98	1.12	7.083	333	80.78	786
800 - 824	7	1,489,332.39	0.14	7.166	345	81.60	807
Total:	4,285	$1,030,494,290.52	100.00%	7.472%	338	83.15%	644
Non-Zero Minimum: 500
Maximum: 811
Non-Zero Weighted Average: 644

Group II Distribution by Prepayment Penalty Term (months)

Prepayment Penalty Term (months)	Number of Mortgage Loans	Group II Cut-off Date Principal Balance ($)	% of Mortgage Pool by Group II Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
0	1,676	$380,472,571.77	36.92%	7.759%	334	83.58%	646
12	130	35,034,076.99	3.40	7.674	342	83.25	646
24	2,304	568,023,481.53	55.12	7.317	340	83.04	641
36	175	46,964,160.23	4.56	6.865	354	80.94	653
Total:	4,285	$1,030,494,290.52	100.00%	7.472%	338	83.15%	644
Non-Zero Minimum: 12
Maximum: 36
Non-Zero Weighted Average: 24

Group II Distribution by Lien Position

Lien Position	Number of Mortgage Loans	Group II Cut-off Date Principal Balance ($)	% of Mortgage Pool by Group II Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
1	2,800	$912,480,846.18	88.55%	7.073%	359	81.04%	641
2	1,485	118,013,444.34	11.45	10.558	179	99.42	661
Total:	4,285	$1,030,494,290.52	100.00%	7.472%	338	83.15%	644

Group II Distribution by Interest Only Term (months)

Interest Only Term (months)	Number of Mortgage Loans	Group II Cut-off Date Principal Balance ($)	% of Mortgage Pool by Group II Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
0	3,803	$854,519,531.37	82.92%	7.649%	334	83.60%	637
60	432	157,231,020.43	15.26	6.612	359	81.06	676
120	50	18,743,738.72	1.82	6.621	359	80.24	683
Total:	4,285	$1,030,494,290.52	100.00%	7.472%	338	83.15%	644

Rating Agency Contacts

	name	phone extension
Moody’s:	Amita Shrivastava	(201) 915- 8730

S&P:	Mark Goldenberg	(212) 438- 1641

Fitch:	Jonathan Teichmann	(212) 908- 0862